UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Quantum Corporation
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LETTER FROM THE CHAIRMAN OF THE BOARD AND
PRESIDENT & CHIEF EXECUTIVE OFFICER

Dear Shareholder,

I am pleased to invite you to Quantum Corporation's 2021 Annual Meeting of Stockholders on Tuesday, September 21, 2021, at 11:30 a.m. Pacific Time held at 2550 Hanover Street in Palo Alto, California, 94304. We look forward to discussing our business results and outlook as well as provide updates on the company’s transformation in leading solutions for video and unstructured data.

Fiscal year 2021 posed numerous challenges for companies around the globe due to the pandemic, yet we made significant progress in transforming Quantum. We made notable progress on our transition from selling point products to solving business challenges with a broader set of solutions and services. During fiscal year 2021, we closed a record number of deals over $500,000 and saw new customers buy more services versus the prior year. In addition, we introduced subscription licensing for many of our products in November and now have over 100 customers on a recurring software subscription. In early February, we completed a $100 million follow-on offering, using the proceeds to reduce our senior secured term loan by 50%, and materially strengthening our balance sheet and cash position while reducing our interest expense.

We made tremendous progress architecturally in fiscal year 2021 – proving that StorNext 7 is the fastest file system for video workloads, verified through independent testing. During the quarter, we introduced our software-defined architecture, enabling StorNext software to run on standardized hardware or any cloud infrastructure.

Our transformation could not be complete without the hard work and dedication of our people. We remain hyper focused on ensuring our culture of excellence endures by finding innovative ways to recognize and reward our team members, develop our people, and continue to strengthen our teams by attracting industry leading talent. Our company's values and key behaviors drive our employees' success and ability to solve our customers' greatest business challenges.

Our goals are ambitious but with our strategic roadmap and human capital strategies in place, I am energized by the opportunities that lie ahead as we drive growth and success.

Thank you for being our partner and a shareholder in our company.

James J. Lerner
Chairman of the Board and
President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON
September 21, 2021

Meeting Date	Meeting Time	Location	Record Date
September 21, 2021	11:30 a.m. Pacific	2550 Hanover Street Palo Alto, California 94304-1115	July 26, 2021

2021 Proxy Proposals

Election of Directors

Ratify Appointment of the Independent Registered Public Accounting Firm

Advisory Vote to Approve Named Executive Officer Compensation

Approval to Amend and Restate 2012 Long-Term Incentive Plan

TO THE STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Quantum Corporation (the “Company”), a Delaware corporation, will be held on September 21, 2021, at 11:30 a.m., Pacific Time, at 2550 Hanover Street Palo Alto, California 94304, for the following purposes:
1.To elect five directors to serve until the 2022 annual meeting of stockholders or until their successors are elected and duly qualified;
2.To ratify the appointment of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2022;
3.To adopt a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers;
4.To approve an amendment and restatement to the Company’s 2012 Long-Term Incentive Plan; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on July 26, 2021, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON SEPTEMBER 21, 2021 - THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.proxyvote.com. We are mailing a notice of availability over the Internet of the proxy materials which contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy.
All stockholders are cordially invited to attend the Annual Meeting in person*. However, to ensure your representation at the Annual Meeting, you are urged to submit your proxy via the Internet or telephone or vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose.
By Order of the Board of Directors,
Brian E. Cabrera
Senior Vice President, Chief Legal and Compliance Officer and Secretary

San Jose, California
July 28, 2021

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID- 19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.proxydocs.com and http://investors.quantum.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. Proxy Card QUANTUM CORPORATION Annual Meeting of Stockholders — November 13, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated October 15, 2019, and hereby appoint(s) James J. Lerner and J. Michael Dodson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held on November 13, 2019 at 11:30 a.m., Eastern Time, at the law offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019, and at any adjournments or postponements thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. In accordance with the discretion and at the instruction of the Board of Directors, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Quantum’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors’ (or an authorized committee thereof) recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted “Against” or “Abstain”, in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company’s director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Cumulative Voting Instructions (Mark the corresponding box on the reverse side) (If you noted cumulative voting instructions, please check the corresponding box on the reverse side.) PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated, on the reverse side.) E86149-P30109

QUANTUM CORPORATION
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
These proxy materials are provided on behalf of the board of directors (the “Board”) of Quantum Corporation (“Quantum” or the “Company”) in connection with the Board’s solicitation of your proxy for use at the annual meeting of stockholders (the “Annual Meeting”) of Quantum for the purposes set forth herein. The Annual Meeting will be held on September 21, 2021, at 11:30 a.m., Pacific Time, at 2550 Hanover Street Palo Alto, California, 94304. The Company’s telephone number is (408) 944-4000 and the Internet address for its website is http://www.quantum.com.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Our Notice of Internet Availability (the “Notice”) was mailed, and our proxy materials are first being made available on or about July 28, 2021, to all stockholders entitled to vote at the Annual Meeting.
Record Date; Outstanding Shares
Stockholders of record at the close of business on July 26, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 58,175,490 shares of the Company’s Common Stock were issued and outstanding. Other than the Common Stock, the Company has no other voting securities entitled to vote at the Annual Meeting.
Voting
With respect to matters other than the election of directors, each share of Common Stock is entitled to one vote, as provided in the Company’s Amended and Restated Certificate of Incorporation. Accordingly, a total of 58,175,490 votes may be cast at the Annual Meeting with respect to matters other than the election of directors. For voting with respect to the election of directors, stockholders may cumulate their votes. Cumulative voting means that a stockholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the stockholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the stockholder may wish. For example, if you own 100 shares of Common Stock, and there are five directors to be elected at the Annual Meeting, you could cast a total of 500 “FOR” votes (five times one hundred) among as few or as many of the five nominees to be voted on at the Annual Meeting as you choose.
Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions or may vote by telephone by following the “Vote by Phone” instructions on the proxy card accompanying these proxy materials. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Stockholders who hold shares beneficially in street name may vote by the methods specified on the voting instruction card provided by their broker, bank or nominee. Stockholders may also vote by attending the Annual Meeting and voting in person while the polls are open.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (iii) voting on a later date by telephone or via the Internet, or (iv) attending the Annual Meeting and voting in person while the voting polls are open. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be delivered to the Secretary of the Company before the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes
A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.
While there is no definite statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Abstentions are treated as “votes cast” with respect to proposals requiring stockholder approval under applicable rules.
For proposals requiring approval of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote, abstentions will count as votes against the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Under rules that govern brokers, banks and other agents that are record holders of Company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may vote on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. All matters on the agenda for the Annual Meeting, other than the ratification of the Company’s auditors, are non-discretionary. It is important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.
Voting Requirements
For Proposal One, election of directors, approval by a majority of votes cast is required, and stockholders may cumulate their votes. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. If the number of shares voted “for” a director nominee in an uncontested election does not exceed the number of shares voted “against” such director nominee, then this director nominee shall not be elected, and a vacancy on the Board shall be created. Following the Annual Meeting, the Board, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws. Please see the sections entitled “Voting” above and “Additional Information on the Mechanics of Cumulative Voting” below for a description of cumulative voting.
For Proposals Two, Three, and Four, the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (“fiscal 2022”), the adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, and the approval of the amended and restated 2012 Long-Term Incentive Plan, respectively, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required. Proposal Three is advisory only; however, the Board and the Leadership and Compensation Committee of the Board consider the input of the Company’s stockholders important and will take into account the outcome of the vote when evaluating our future executive compensation programs.
Board of Directors’ Voting Recommendations
The Board recommends that you vote your shares “FOR” each of the Board’s five nominees that are standing for election to the Board (Proposal One in this Proxy Statement), “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Two in this Proxy Statement), “FOR” the approval of the advisory vote on executive compensation (Proposal Three in this Proxy Statement), and "FOR" the approval to amend and restate the 2012 Long-Term Incentive Plan (Proposal Four in this Proxy Statement). As of the date of this Proxy Statement, the Company is not aware of any other matter that may be voted on at the Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Four) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Stockholders may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting for the fiscal year ending March 30, 2022 (the “Next Annual Meeting”), the Secretary of the Company must receive the written proposal at the Company’s principal executive offices no later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the Next Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Notice was mailed and our proxy materials are first being made available in connection with the Annual Meeting on or about July 28, 2021. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and with the notice procedures set forth in the Company’s Bylaws. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Proposals Other than for Nominees to the Board of Directors
Proposals of stockholders of the Company which are to be presented at the Next Annual Meeting may be made by a stockholder of the Company who is a stockholder at the time of submitting such proposal and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such proposals must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the Next Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Notice was mailed and our proxy materials are first being made available in connection with the Annual Meeting on or about July 28, 2021. The stockholder’s submission must include the information specified in Section 2.4(i)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.
Proposals not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
As of the date of this Proxy Statement, we are not aware of any stockholder intending to present a stockholder proposal from the floor at this year’s Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Four) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proposals for Nominees to the Board of Directors
Nominations of persons for election to the Board may be made by a stockholder of the Company who is a stockholder at the time of submitting such nomination and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for this year’s Annual Meeting); provided, however, that in the event that the date of the Next Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to the Next Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the Next Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the Next Annual Meeting is first made (see Sections 2.4(i)(a) and (ii)(a) of the Company’s Bylaws). The Company mailed the proxy materials in connection with the Annual Meeting on or about July 28, 2021. The stockholder’s submission must include the information specified in Section 2.4(ii)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.
Proposals for nominees to the Board not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
Householding and Requesting Paper or Email Copies of Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to such stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Quantum and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please so indicate by (i) contacting Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1 (866) 540-7095 (have your proxy card in hand when you call and then follow the instructions), or (ii) writing to Broadridge at Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or (iii) contacting Quantum Investor Relations by telephone at (949) 224-3874 if you are a registered stockholder and contacting your broker if you hold shares beneficially in street name. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

The Notice provides you with instructions about how to view our proxy materials for the Annual Meeting via the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials via the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
Solicitation
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the Notice and Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company’s directors and officers, without additional compensation, personally or by telephone, email or otherwise.
If You Receive More than One Proxy Card
If you hold your shares of Common Stock in more than one account, you will receive a Notice (or proxy card if you have requested printed materials) for each account. To ensure that all of your shares of Common Stock are voted, please vote in accordance with each Notice provided, or sign, date and return the proxy card for each account. You should vote all of your shares of Common Stock.
Attending the Annual Meeting
All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to submit your proxy via the Internet or telephone or, if you have requested printed materials, vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose. If you attend the Annual Meeting, are a holder of record, and vote by ballot, you will revoke any previous vote you submitted. If you hold your shares through a broker, bank or nominee, and wish to attend the Annual Meeting for purposes of voting, you will need to obtain a proxy from your broker, bank or nominee in order to do so.
Additional Information on the Mechanics of Cumulative Voting
In the election of directors, you may choose to cumulate your vote. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are five directors to be elected at the Annual Meeting, you may allocate 500 “FOR” votes (5 times 100) among as few or as many of the five nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.
If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, bank or nominee and wish to cumulate votes, you should contact your broker, bank or nominee. You will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet; thus, if you wish to cumulate your votes, you should request a paper proxy card.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Brian E. Cabrera and J. Michael Dodson as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

BOARD OF DIRECTORS AND COMMITTEES
The Board’s key roles include, but are not limited to: (i) the selection and evaluation of the Company’s Chief Executive Officer (“CEO”), and overseeing CEO succession planning; (ii) advising the CEO and management on the Company’s fundamental strategies; (iii) reviewing and approving the CEO’s objectives; (iv) approving acquisitions, divestitures and other significant corporate actions; (v) advising the CEO on the performance of senior management, and significant organizational changes, including succession planning; and (vi) approving the annual operating financial plan.
The names of our current directors and the nominees for election as directors and certain information about them as of July 26, 2021, are set forth below. There are no family relationships between any directors or executive officers of the Company.

Employee Directors

Age: 51
Director since 2018

Directors Not Standing Re-Election

John A. Fichthorn
Lead Independent Director

Age: 48
Director November 2019 – September 2021

G & N

Independent Directors & Nominees

Comp
Audit
G&N

Rebecca J. Jacoby
Independent Director
Chair, Corporate Governance and Nominating Committee

Age: 59
Director since 2019

Comp
Audit

Raghavendra Rau
Independent Director
Chair, Leadership and Compensation Committee

Age: 72
Director since 2017

Comp
G&N
Audit

Marc E. Rothman
Independent Director
Chair, Audit Committee

Age: 56
Director since 2017

Emily White
Director Nominee

Age: 49

FISCAL 2021 BOARD DIVERSITY
DIRECTOR NOMINEES

Rebecca J. Jacoby joined our Board in December 2019. Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc. (Nasdaq: CSCO), a leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. At Cisco, Ms. Jacoby oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, Ms. Jacoby held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in Silicon Valley. Ms. Jacoby served on the board of directors of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019. Ms. Jacoby has served on the board of directors of S&P Global, including the Finance Committee and the Nominating and Corporate Governance Committee, since 2014. Since November 2019, Ms. Jacoby has served as an advisory board member for Cloudleaf, Inc., a supply chain software business. Ms. Jacoby has also served on the board of directors of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Ms. Jacoby earned a Bachelor of Science degree in Economics from University of the Pacific and a Master of Business Administration from the Leavey School of Business, Santa Clara University. We believe Ms. Jacoby's senior management experience at Cisco, particularly in operations, supply chain management and global services, brings a valuable perspective to our Board and to the oversight of these critical functions within Quantum.

James J. Lerner was appointed as our President and CEO and to the Board, effective July 1, 2018. He has served as the Chairman of the Board since August 7, 2018. Mr. Lerner has previously served as Vice President and Chief Operating Officer at Pivot3 Inc., a smart infrastructure solutions company, from March 2017 to June 2018, and Chief Revenue Officer from November 2016 to March 2017. Prior to Pivot3, from March 2014 to August 2015, Mr. Lerner served as President of Cloud Systems and Solutions at Seagate Technology Public Limited Company, a leading provider of data storage technology and solutions. Prior to Seagate, Mr. Lerner served in various executive roles at Cisco Systems, Inc. (Nasdaq: CSCO), including most recently as Senior Vice President and General Manager of the Cloud & Systems Management Technology Group. Before beginning his career as a technology company executive, Mr. Lerner was a

Senior Consultant at Andersen Consulting. Since 2011, Mr. Lerner has served on the Board of Trustee of Astia, a global not-for-profit organization built on a community of men and women dedicated to the success of women-led, high-growth ventures, and is currently serving as the Chair of the Board of Trustees. Mr. Lerner earned a Bachelor of Arts in Quantitative Economics and Decision Sciences from University of California, San Diego. We believe Mr. Lerner’s extensive experience in our industry combined with his executive-level experience at large, well-established companies contributes significantly to our Board.

Raghavendra Rau has served as a member of our Board since March 2017. In addition, Mr. Rau served as our Chairman of the Board from August 2017 to September 2017, when he became our Executive Chairman with a more active operational and strategic role. In November 2017, Mr. Rau returned to his role as our Chairman of the Board and served in that role until Mr. Lerner's appointment as Chairman in August 2018. Since June 2020, he has served as a member of the board of directors of Xperi Holding Corporation (Nasdaq: XPER), a company that invents, develops, and delivers technologies, and is currently a member of its Corporate Governance and Nominating Committee. From May 2015 until June 2020, when it merged with Xperi Holding Corporation, Mr. Rau served as a member of the board of directors and Vice Chairman of TiVo Corporation, a creator of personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. He also served as Interim President and CEO of TiVo Corporation from July 2018 to May 2019. From November 2011 until October 2014, Mr. Rau served as the Chief Executive Officer of SeaChange International Inc. (Nasdaq: SEAC), a provider of digital video systems, software and related services to cable, telecommunications and broadcast television companies worldwide, where he also served as a director from July 2010 until October 2014. From November 2010 until December 2014, Mr. Rau served as a director of Aviat Networks, Inc. (Nasdaq: AVNW), a global supplier of microwave networking solutions, backed by an extensive suite of professional services and support, where he also served as a member of the Audit Committee. Mr. Rau also previously served as a director of Microtune, Inc., a global leader in RF integrated circuits and subsystem modules, from May 2010 until its acquisition by Zoran Corporation in December 2010, where he also served as a member of the Audit Committee. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 to May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 to 2006, and as Corporate Vice President, Marketing and Professional Services, from 2001 to 2005. From October 1992 to 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance and was a director of the Center for Telecom Management at the University of Southern California. Mr. Rau also served on the Marketing Advisory Board of Cleversafe Inc., which was acquired by IBM. Mr. Rau holds a Bachelor's degree in Engineering from the National Institute of Technology (India) and an MBA from the Indian Institute of Management. We believe that Mr. Rau's extensive experience as a board member of publicly traded technology companies and his various roles in management throughout his career qualify him to serve as a member of the Board.

Marc E. Rothman has served as a member of our Board since May 2017. Mr. Rothman is Senior Vice President and Chief Financial Officer at BMC Software (BMC) since October 2020. BMC develops, delivers and services IT operations management software that enable businesses in their ongoing evolution to an Autonomous Digital Enterprise. Before joining BMC Software, Mr. Rothman served as Executive Vice President and Chief Financial Officer of Verifone Systems from 2013 to 2020. Prior to Verifone Systems, Mr. Rothman served as Senior Vice President and Chief Financial Officer of Motorola Mobility Inc. from 2010 to 2012 and led Motorola Mobility Inc.'s spin off from its former parent company, Motorola Inc., and its subsequent sale to Google in 2012. Mr. Rothman also served in a number of executive finance positions at Motorola Mobility Inc. throughout his tenure, beginning in January 2000, including Chief Financial Officer of its Broadband Communications, Public Safety, Networks and Enterprise and Mobile Devices global business segments, as well as Motorola Mobility Inc.'s Senior Vice President, Corporate Controller and Chief Accounting Officer. From 1995 to 2000, Mr. Rothman served in a number of leadership finance roles at General Instrument, which developed integrated and interactive broadband access solutions, including its Vice President and Corporate Controller. From 1987 through 1995, he was with Deloitte & Touche LLP, Audit Advisory Services. Mr. Rothman graduated with a Bachelor’s degree in Business from Stockton University (formerly Richard Stockton College) with Distinction and is a Certified Public Accountant in California (inactive). We believe that Mr. Rothman possesses specific attributes that qualify him to serve as a member of the Board, including his executive leadership experience and his deep financial expertise, including corporate finance, accounting, treasury, restructuring, mergers and acquisitions, information technology and capital markets, as well as his experience as chief financial officer of global public companies.

Yue Zhou ("Emily") White has served as Vice President of Enterprise Data and Analytics at NIKE, Inc. (NYSE: NKE), a company that manufactures and sells athletic apparel, since April 2020. Prior to NIKE, Inc., from February 2017 to April 2020, Ms. White served as Vice President of Enterprise Data Engineering at Synchrony Financial (NYSE: SYF), a consumer financial services company. From November 2013 to June 2015, Ms. White served in various capacities at General Electric Healthcare, a company that manufactures and distributes medical imaging modalities, including as Data Science Director and Global Commercial IT Director. Ms. White also previously served in various capacities at General Electric Transportation, a company that manufactures equipment for energy generation industries, including as Global Enterprise Resource Director and Senior Global Business Intelligence Program Manager, from May 2007 to October 2013. Ms. White earned a Bachelor of Science degree in Accounting and Finance from Shengyang Polytechnic University, a Master of Business Administration degree from Huron University, and a Master of Applied Mathematics degree in Computer Science at University of Central Oklahoma. Ms. White also holds a certificate in Health Economics & Outcomes Research from University of Washington. We believe Ms. White’s extensive senior management experience, particularly in data science and analytics, will bring valuable perspective to our Board and to the oversight of these functions within Quantum.
BOARD COMPOSITION

Our Board currently consists of five directors. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board. Our Board met a total of eight times in fiscal year ending March 31, 2021 ("fiscal 2021"). During fiscal 2021, all of our directors attended at least 75% of the meetings of our Board held during their tenure and at least 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. All of our directors are expected to attend each meeting of the Board and the committees on which they serve and are expected to attend our annual stockholder meeting absent extraordinary circumstances. Each of the then current directors attended our annual stockholder meeting in August 2020.
Mr. Lerner, our current President and Chief Executive Officer currently presides as Chairman of the Board. Mr. Fichthorn was appointed lead independent director in November 2019.
BOARD INDEPENDENCE
The Board has determined that Messrs. John A. Fichthorn, Raghavendra Rau, and Marc E. Rothman and Mses. Rebecca J. Jacoby and Emily White are “independent directors” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Beyond the listing standards and the SEC’s independence requirements, each of our directors going forward will be deemed independent only if he or she has met certain additional criteria as set forth in the Stipulation of Settlement, or Settlement Agreement, dated April 11, 2019 that we entered into in the settlement of the stockholder derivative action captioned In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139, including that:
•he or she has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $5,000) as a result of service as: (i) an advisor, consultant, or legal counsel to us or to a member of our senior management; (ii) a significant supplier of us; or (iii) a significant customer of us; and
•he or she is not employed by a private or public company at which an executive officer of ours serves as a director.
The Nasdaq Rules provide that a majority of the Board shall consist of independent directors, but we require that approximately three-fourths of the Board be independent directors. Currently, four of our five directors are independent under applicable SEC regulations, the Nasdaq Rules and the heightened independence standard described above.

BOARD COMMITTEES
The standing committees of the Board in fiscal 2021 include an Audit Committee, a Leadership and Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board may form committees for other purposes.
Audit Committee
The Audit Committee is currently composed of Mr. Rothman, Chair of the committee, Mr. Rau and Ms. Jacoby, each of whom are independent directors, including all applicable enhanced independence requirements for audit committee members under the Nasdaq Rules and SEC rules, and are financially literate, as defined in the applicable Nasdaq Rules and SEC rules and regulations. Our Board has determined that Mr. Rothman is an audit committee financial expert as defined by SEC rules. Mr. Rothman, Mr. Rau and Ms. Jacoby served on the committee during fiscal 2021.
The Audit Committee’s primary purpose is to assist the Board in its oversight of the integrity of the Company’s financial statements; the adequacy of the Company’s internal accounting and financial reporting processes and controls; the Company’s compliance with legal and regulatory requirements; provide oversight of the Company’s policies and processes for risk assessment and management; to appoint the Company’s independent registered public accounting firm and approve the services performed by the Company’s independent registered public accounting firm; to oversee the performance of the Company’s internal audit function; and to prepare the report of the Audit Committee required by the rules of the SEC.
In addition to meetings at which our management is present, the Audit Committee regularly meets separately with our independent registered public accounting firm outside the presence of management, as well as with our management and with our Internal Audit department. The Audit Committee held a total of seven meetings during fiscal 2021.
Leadership and Compensation Committee
The Leadership and Compensation Committee is currently composed of Mr. Rau, Chair of the committee, Mr. Rothman and Ms. Jacoby, each of whom are independent directors, including all applicable enhanced independence requirements for compensation committee members under the Nasdaq Rules and SEC rules. Mr. Fichthorn (chair), Mr. Rothman, and Ms. Jacoby served on the committee during fiscal 2021.
The Leadership and Compensation Committee’s primary mission is to ensure the Company provides appropriate leadership and compensation programs to enable the successful execution of our corporate strategy and objectives and to ensure our programs and practices are market competitive and consistent with corporate governance best practices. The Leadership and Compensation Committee’s primary objectives are to (i) review and approve our compensation philosophy, strategy and practices, (ii) review and approve executive compensation for all executive officers (other than for the CEO) and make recommendations to the Board regarding CEO and non-employee director compensation, (iii) review our strategy and practices relating to the attraction, retention, development, performance and succession of our leadership team, and (iv) develop guidelines to be used by our management for establishing and adjusting the compensation of all non-executive vice presidents.
In addition, the Committee is dedicated to and invested in the Company's human capital management strategy including recruiting, retention, career development, succession planning, and the performance management approach to rewarding high potential employees and other critical talent. The Committee actively participates in recruiting efforts as needed, oversees executive succession plans, reviews policies, and engages with management in regular discussions relating to human capital management. The Leadership and Compensation Committee held a total of five meetings during fiscal 2021.
Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently composed of Ms. Jacoby, the Chair of the Committee, Mr. Fichthorn and Mr. Rothman, each of whom are independent directors, as defined in the applicable Nasdaq Rules. Mr. Rau (chair), Mr. Fichthorn, and Mr. Rothman served on the committee during fiscal 2021.

The primary purpose of the Corporate Governance and Nominating Committee is to assist the Board by identifying and recommending prospective director nominees, develop corporate governance principles for Quantum, advise the Board on corporate governance matters, including Board and committee composition, roles and procedures, recommend to the Board a Chair of the Board and lead independent director, monitor the process to assess the effectiveness of the Board, consider questions of possible conflicts of interest of Board members and of senior executives, periodically review and make recommendations to the Board regarding the process for succession planning relating to the Chief Executive Officer and the management development plan, and oversee the work of our Chief Compliance Officer including the Company's code of business conduct and ethics. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in our Bylaws. The Corporate Governance and Nominating Committee held three meetings during fiscal 2021.

Each of our standing committees is governed by a written charter, copies of which are posted on our website. The Internet address for our website is http://www.quantum.com, where the charters may be found by clicking “Investor Relations” from the Company Menus on the home page, and then selecting the “Corporate Governance” tile. A free printed copy of the charters is also available to any stockholder who requests it from Quantum’s Investor Relations Department at 224 Airport Parkway, Suite 550, San Jose, California 95110.
CODE OF CONDUCT – OnTraQ
OnTraQ, our Code of Conduct applies to anyone conducting business on behalf of Quantum or any of our subsidiaries, including each of our directors, officers, employees, contractors, consultants and agents. OnTraQ provides a guide regarding how Quantum does business, including how we interact inside and outside the Company, and incorporates policies in each of the following key areas:

The Code was most recently revised by the Board in March 2020 and includes policies that address general compliance with laws, rules and regulations, including the following (among others):

•reporting ethics and compliance concerns and prohibiting related retaliation;
•avoiding discrimination and harassment and supporting diversity, human rights and equal opportunity in the workplace;
•prohibiting inappropriate sales practices;
•preventing bribery and corruption and complying with applicable anti-corruption and anti-kickback requirements, including guidelines for giving and receiving gifts and entertainment;
•identifying and disclosing conflicts of interest;
•complying with insider trading and antitrust and fair competition requirements; safeguarding the confidentiality and privacy of Quantum and third-party information;
•protecting and properly using Company assets; and
•maintaining proper business records.

We maintain an internal Ethics Committee comprised of leadership from our finance, internal audit, HR and legal organizations. The purpose of the Ethics Committee is to advise and support the Chief Legal and Compliance Officer regarding the Company’s compliance program and to provide appropriate assistance in reviewing, investigating and responding to reported concerns. We have also implemented a whistleblower policy and related procedures to encourage the reporting of employee questions or compliance concerns, including by providing a confidential and anonymous third-party reporting hotline.

Identified concerns that may relate to material accounting or auditing matters are communicated promptly to our Audit Committee.

OnTraQ is posted on our website and can only be amended by the approval of a majority of our Board. Any waiver of OnTraQ’s applicability to a Quantum director or executive officer may only be granted by our Board or one of its committees and must be timely disclosed as required by applicable law. If applicable, we would intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website. The Internet address for our website is: http://www.quantum.com, and OnTraQ may be found by clicking on “Company" from the home page, choosing “Investor Relations” and then selecting the “Corporate Governance" tile. Copies of OnTraQ are available free upon request by a stockholder.
BOARD ROLE IN RISK OVERSIGHT
The Company faces a wide spectrum of risks, including financial, strategic, operational and regulatory exposures. On behalf of the Board, our Audit Committee has primary responsibility for the oversight of those risks. In accordance with its charter, the Audit Committee oversees our policies and processes for risk assessment and management, including discussions of our major risk exposures, the associated risk mitigation activities, and the practices under which risk management is implemented throughout the Company. The Board’s other committees also oversee risks associated with their respective areas of responsibility, such as the Leadership and Compensation Committee’s review of risks arising from compensation practices. The full Board is updated regarding its committees’ risk oversight and other activities through its regular reporting and discussion practices.

While the Board is responsible for risk oversight, risk management accountability lies with our management team. Our enterprise risk management practices and completion of the annual risk assessment are led by our Internal Audit and Legal teams, which provide formal risk management reports to the Audit Committee on a periodic basis, with ongoing updates and discussions occurring as appropriate at Board meetings. Other appropriate risk assessment and mitigation techniques are implemented and applied throughout our operations and functional teams, with the involved management representatives providing updates to the Board as needed.
LEADERSHIP STRUCTURE
The Board is committed to strong, independent Board leadership and oversight of management’s performance. Eighty percent of the members of the Board are independent under applicable listing standards and SEC standards. The Board believes that whether to have the same person occupy the offices of Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of our stockholders. The Board has evaluated whether the positions of Chair and Chief Executive Officer should be held by two individuals, and has determined that Mr. Lerner, our current Chief Executive Officer, should also serve as the Chair. The Board believes that having our Chief Executive Officer serve as Chairman of the Board promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for his success or failure. However, if the Chair is an employee, the Board may appoint a lead independent director to help ensure robust independent leadership on the Board. In November 2019, the Board appointed Mr. Fichthorn as lead independent director.
The independent directors of the Board meet in executive session at least at each regularly scheduled quarterly meeting of the Board, outside the presence of any director who serves as an officer of the Company. The independent directors have the power to call for reporting from any business unit at the executive session, including without limitation, from audit and compliance personnel.
The Chair focuses on the leadership, management and effective functioning of the Board. The Chair’s specific roles and responsibilities, which are described in our Corporate Governance Principles, include:

•The Chair plans and organizes the activities of the Board, including the agenda for, frequency of, preparation for, and the conduct of, the Board meetings. If there is a lead independent director, the Chair works with the lead independent director on these matters.
•The Chair may call meetings of the Board or of the non-management directors. The Chair leads Board meetings and, if not an employee of the Company, generally presides at sessions of the independent directors.
•The Chair ensures, in conjunction with the Corporate Governance and Nominating Committee, that processes that govern the Board's work are effective to enable the Board to exercise oversight and due diligence in the fulfillment of its mandate, including its oversight responsibilities in Company strategy and risk.
•The Chair promotes effective communication among the directors on developments occurring between Board meetings.
•Where Board functions have been delegated to committees, the Chair works with the respective committee chairs to ensure that each committee functions effectively and keeps the Board apprised of actions taken.
•The Chair helps ensure that action items established by the Board are tracked and appropriate follow-up action is taken as necessary.
•The Chair should promote an environment that encourages all directors to express their views on key Board matters.

The role of lead independent director is also outlined in our Corporate Governance Principles. The lead independent director assists in optimizing the effectiveness of the Board, including:
•The lead independent director presides at any Board meeting when the Chair is not present, including meetings or executive sessions of the non-management directors.
•The lead independent director calls meetings of the non-management directors, as appropriate, and provides feedback from executive sessions of the non-management directors to our Chief Executive Officer and members of senior management, as appropriate.
•The lead independent director serves as a liaison and facilitator between the non-management directors and the Chief Executive Officer.
•The lead independent director advises the Chair regarding Board meeting agenda items and the Board's calendar, including the number and frequency of Board meetings, to ensure that there is sufficient time for discussion of all agenda items.
•The lead independent director collaborates with Board committees, including the Corporate Governance and Nominating Committee on the appointment of committee chairs and members for Board committees.
CONSIDERATION OF DIRECTOR NOMINEES
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.
Stockholder Recommendations and Nominations
Recommendations
It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110. The letter must include the candidate’s name, contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company, a statement from the recommending stockholder in support of the candidate, references and a written indication by the candidate of her or his willingness to serve, if elected.

Nominations
Stockholders also have a right to nominate director candidates for election to the Board. A stockholder that desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.4 of our Bylaws, and the rules and regulations of the SEC. Our Bylaws can be found at the corporate governance section of our website.
The Corporate Governance and Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Corporate Governance and Nominating Committee reasonably may require to determine the person’s eligibility to serve as an independent director or that could be material to a stockholder’s understanding of the person’s independence or lack thereof.

Identifying and Evaluating Nominees for Director
The Corporate Governance and Nominating Committee uses the following procedures to identify and evaluate individuals recommended or offered for nomination to the Board:
•The committee regularly reviews the current composition and size of the Board.
•The committee annually evaluates the performance of the Board as a whole and the performance and qualifications of individual members of the Board eligible for reelection at the annual meeting of stockholders.
•In evaluating and identifying candidates, the committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•The committee reviews qualifications of any candidate who has been properly recommended for nomination by a stockholder, as well as any candidate who has been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper, including the retention of third parties to review potential candidates.
•The committee evaluates each candidate in light of the general and specific considerations that follow.
•After reviewing and considering all candidates presented to the committee, the committee will recommend a slate of director nominees to be approved by the full Board.
•The committee endeavors to promptly notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.
GENERAL CONSIDERATIONS
A candidate will be considered in the context of the current perceived needs of the Board as a whole. Generally, the Corporate Governance and Nominating Committee believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. No person is permitted to serve on the Board for more than ten (10) years.
Specific Considerations
Specific considerations include the following:
•The current size and composition of the Board and the needs of the Board and its committees.
•Previous experience serving on a public company board or as a member of the senior management of a public company.
•Whether the candidate would be an independent director as defined under all applicable regulations, including the rules of the Nasdaq and the SEC.

•The possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company.
•Key personal characteristics such as strategic thinking, objectivity, independent judgement, integrity, intellect and the courage to speak out and actively participate in meetings.
•Knowledge of, and familiarity with, information technology.
•The absence of conflicts of interest with the Company's business.
•A willingness to devote a sufficient amount of time to carry out his or her duties and responsibilities effectively, including, at a minimum, a commitment to attend at least six Board meetings per year and to serve on a committee.
•Commitment to serve on the Board for an extended period of time.
•Diversity of thinking or background.
•Such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

The Board has not historically maintained a formal diversity policy for its members. However, in evaluating the overall composition of the Board, the Board and the Nominating and Corporate Governance Committee consider diversity of knowledge, experience, cultural background, race, gender, and age. The Board believes that a Board comprising directors with a diverse range of perspectives, skills and experiences enables the Board to more effectively oversee all aspects of the Company’s business. For future nominations, the Company will consider underrepresented populations when seeking candidates for nomination to the Board and ensure each pool of candidates considered for nomination to the Board includes at least one (1) woman and one (1) member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency.
MAJORITY VOTING POLICY
The Board believes a majority voting policy with respect to uncontested elections of directors is in the best interest of the Company and its stockholders. This provides additional accountability of directors to our stockholders. In an uncontested election, a nominee for director shall only be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives notice that a stockholder has nominated a person for election to the Board in compliance with our Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten calendar days in advance of the date we file our definitive proxy statement for such meeting with the SEC. “Votes cast” shall include votes to withhold authority in each case but shall exclude abstentions with respect to that director’s election.
STOCK OWNERSHIP GUIDELINES
We review our stock ownership guidelines on an annual basis for our Chief Executive Officer, our Officers and each of our directors. We compare our ownership guidelines with that of our Peer Group and take into consideration ISS ownership governance best practices. Our Board believes that to best align with the interest of our stockholders, our directors should be expected to hold Common Stock amounts on the larger end of these recommendations and that of our Peer Group. Therefore, in fiscal 2020, our Board agreed to increase the stock ownership guidelines from three (3) times the annual Board cash retainer to at least five (5) times the annual Board cash retainer for each director. In addition, and because of the fiduciary responsibility of the role, our Chief Financial Officer is expected to hold our Common Stock in the amount of at least two (2) times the annual base salary. Our Chief Executive Officer is expected to hold our Common Stock in an amount equal to at least three (3) times the annual base salary. These guidelines remain unchanged in fiscal 2021.
Share ownership includes stock purchased on the open market, stock acquired through exercise of stock options, stock acquired through purchases under our Employee Stock Purchase Plan, vested restricted stock and restricted stock units, stock beneficially owned in a trust and stock held by a spouse and/or minor children. However, outstanding stock options (vested and unvested), unvested restricted stock and restricted stock units and unearned performance shares and performance share units do not count for purposes of share ownership under our policy. Our Chief Executive Officer, Chief Financial Officer and each director have a period of time in which they are to comply with these stock ownership guidelines, which is five years from the date a director or Chief Executive Officer or Chief Financial Officer first becomes subject to these stock ownership guidelines. If the dollar value requirement increases due to base salary or director cash compensation increases, the incremental value increase must be met within five years of the date of such increase. The compliance with these guidelines is measured at the end of each fiscal year.
EVALUATION OF THE BOARD
In accordance with our corporate governance principles, a self-evaluation of our Board, its committees, and individual directors are performed annually. The purpose of the self-assessment is to help build a strategic Board that contributes to long-term shareholder value. In connection with the evaluation process, the Board and selected executive staff members held ongoing discussions related to the Board and Committee composition, effectiveness, decision making and individual director performance.
COMMUNICATION TO THE BOARD
Stockholders, employees and other interested parties may contact the Board, the Chairman of the Board, the independent directors as a group or any of our directors by writing to them c/o Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110, or by email to quantum.board@quantum.com. Communications that are intended specifically for the Chairman or the independent directors should be sent to the email address or street address noted above, to the attention of the Chairman. If any such interested party wishes to contact the Board, a member of the Audit Committee, the Chairman of the Board, our independent directors as a group or any of our directors to report a concern about Quantum’s conduct or about questionable accounting, internal accounting controls or auditing matters, such party may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported anonymously by phone or via the Internet to the following toll-free phone number or Internet address 1-866-ETHICSP (1-866-384-4277); www.ethicspoint.com. These resources are operated by Ethicspoint, an external third-party vendor that has trained professionals to take calls in confidence, and to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or that otherwise relate to improper activities will be addressed in an appropriate manner.
DIRECTOR COMPENSATION
The Leadership and Compensation Committee, together with the full Board, are responsible for determining the amount and form of compensation for the Company’s non-employee directors. The Company’s management team provides information, analysis and recommendations to the Leadership and Compensation Committee on matters such as competitive market practices, target compensation levels and non-employee director compensation program design. In addition, the Leadership and Compensation Committee’s compensation consultant, as identified in the Compensation Discussion & Analysis, also provides analysis and advice on the market competitiveness of our non-employee directors’ compensation program (both in relation to the Company’s Peer Group and to the broader technology industry), as well as on current trends and developments, and specific non-employee director compensation program design recommendations. While the Leadership and Compensation Committee carefully considers all of the information and recommendations made by members of management and its compensation consultant, ultimate authority for all decisions relating to the non-employee director compensation program rests with the Board.

The Leadership and Compensation Committee generally conducts a comprehensive review of the compensation program for the Company’s non-employee directors every two years. While this formal review was last completed in fiscal year 2018 ("fiscal 2018"), the committee has not required a more recent evaluation. The committee engaged Compensia in fiscal 2018 to complete an independent review of the Company’s non-employee director compensation program. The guidance provided to the committee compared the Company’s current compensation program, design and practices to those of our fiscal 2018 peer companies similar in industry and organizational revenue size. The following compensation program was determined in fiscal 2018 and remains in effect:

Compensation Element	Quantum’s Board Compensation Program
Annual Retainer	$50,000 paid on a quarterly basis

Committee Chair Fees	Audit Committee Chair: $25,000 Leadership & Compensation Committee Chair: $17,500 Corporate Governance & Nominating Committee Chair: $15,000

Committee Member Fees	Audit Committee Member: $12,500 Leadership & Compensation Committee Member: $10,000 Corporate Governance & Nominating Committee Member: $7,500

Chairman of the Board (non-employee Director)	$40,000 per year

Newly Appointed Director	Shares valued at $125,000 pro-rated from the time of appointment to the next regular annual stockholder meeting 100% cliff vests on the date of the next regular annual Stockholder meeting.

Existing Director	Annual equity grant of shares valued at $125,000 100% cliff vests on the earlier of one year following the date of grant or the next regular annual stockholder meeting.
We have Change of Control arrangements in place with each of our non-employee directors. Those arrangements provide for automatic acceleration of vesting of equity-based compensation awards if the non-employee director's association with the Company ends on or within the twelve-month period following a change of control, other than termination due to death or disability.
We also maintain a non-qualified deferred compensation plan which allows our non-employee directors to contribute some or all of their cash fees to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a preselected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. During fiscal 2021, none of our non-employee directors elected to defer any of their cash fees to the non-qualified deferred compensation plan.
Non-employee directors are also subject to stock ownership guidelines which require them to acquire and hold shares of the Company’s Common Stock with a value at least equal to five times the directors’ annual retainer. The measurement date for compliance with the stock ownership guidelines is the last day of each fiscal year. The stock ownership guidelines are required to be met by the later of five years from (i) the date the guidelines were adopted or (ii) the date an individual first becomes subject to the guidelines. All directors are on track to comply with the stock ownership guidelines in the relevant time frame.
Generally, the Board, in its discretion, but subject to the terms of the applicable equity compensation plan, determines the time or times at which equity awards may be granted, the form in which such awards are granted, the number of shares of the Company’s stock subject to each award and, in the case of stock options, the period over which such stock options become exercisable.
Employee directors receive no additional compensation for their service on the Board or on committees of the Board. Mr. Lerner, Chairman of the Board, is the only employee of the Company on the Board and he receives no additional compensation for his service.

FISCAL 2021 DIRECTOR COMPENSATION
For their services on the Board in fiscal 2021, the directors received annual cash retainers, fees for any committees they served on, and Chair retainers. The Company does not pay meeting fees to our board members.
Our Board believes our directors should be aligned with the interests of our stockholders and therefore increased the stock ownership guidelines in 2019 from three (3) times the annual Board cash retainer to at least five (5) times the annual Board cash retainer.
Fiscal 2021 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Fichthorn, John A.	$75,000	$124,999	—	$199,999
Jacoby, Rebecca J.	$72,500	$124,999	—	$197,499
Rau, Raghavendra	$77,500	$124,999	—	$202,499
Rothman, Marc E.	$92,500	$124,999	—	$217,499
(1)Amounts reflect compensation earned by each director during fiscal 2021. Fees earned or paid in cash include the following:

Name	Board Retainer	Committee Membership Retainer	Committee Chair Retainer	Total Fees Paid In Cash
Fichthorn, John A.	$50,000	$7,500	$17,500	$75,000
Jacoby, Rebecca J.	$50,000	$22,500	—	$72,500
Rau, Raghavendra	$50,000	$12,500	$15,000	$77,500
Rothman, Marc E.	$50,000	$17,500	$25,000	$92,500
(2)In accordance with the Company’s standard equity compensation program for non-employee directors, the Board also approved an annual fiscal 2021 award for Messrs. Fichthorn, Rau, Rothman and Ms. Jacoby of 23,496 restricted stock units, which will vest upon the earlier of the Annual Meeting or September 1, 2021, subject to each director’s continued service on the Board.

Outstanding and unvested equity awards held by each of the non-employee directors as of March 31, 2021, were as follows:

Name	Stock Awards Outstanding	Options Outstanding	Total Equity Awards Outstanding
Fichthorn, John A.	23,496	—	23,496
Jacoby, Rebecca J.	23,496	—	23,496
Rau, Raghavendra	23,496	—	23,496
Rothman, Marc E.	23,496	—	23,496

LEADERSHIP AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
The members of the Company’s Leadership and Compensation Committee are Mr. Rau, Chair of the committee, Mr. Rothman and Ms. Jacoby. No member of the Leadership and Compensation Committee is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company or any of its subsidiaries. Likewise, no member of the Leadership and Compensation Committee has entered into a transaction, or series of similar transactions, in which they will have a direct or indirect material interest adverse to the Company. No interlocking relationships exist between any member of the Board or Leadership and Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE OVERSIGHT AND ACTIVITIES

Quantum recognizes the responsibility of participating in a global economy and is committed to protecting the welfare of our communities. We also believe that operating in an environmentally and socially responsible manner will help drive long-term sustainable success. Our ESG (Environmental, Social and Governance) approach focuses on pursuing opportunities that make positive contributions to society through product efficiency advancement, environmental and social impact, and employee engagement. As an example, most Quantum products are over 90% recyclable at the end of life, resulting in fewer materials destined for landfills. We’ve also sponsored the planting of enough trees in wildfire-impacted areas of the US to remove 96 tons of carbon dioxide from the air every year and have recently signed an agreement with a new electronic waste management service provider that will provide us with increased visibility into our recyclable waste streams, volumes, and improvement opportunities. Our employees support organizations promoting and increasing environmental restoration and the protection and advancement of underprivileged or at-risk communities, and we offer a quarterly award to employees who are recognized for inspiring others within Quantum with their humanitarian efforts and volunteer work.

In addition, we expect to make the following incremental improvements in our ESG program throughout the remainder of fiscal 2022 and into fiscal 2023:

a.Setting new carbon emissions reduction goals based on the outcome of our participation in the 2021 Carbon Disclosure Project;
b.Defining the actions required to obtain carbon-neutral status within the next 24 to 36 months; and
c.Providing more detailed ESG disclosures on our website and rebranding our ESG-focused webpage.

The Corporate Governance and Nominating Committee reviews the overall adequacy of our ESG strategy, initiatives and policies including communications with employees, investors and other stakeholders.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees
The Company has nominated five directors for election to the Board at the Annual Meeting until the 2022 annual meeting of stockholders or until their successors are elected and duly qualified: Rebecca J. Jacoby, James J. Lerner, Raghavendra Rau, Marc E. Rothman, and Yue Zhou (Emily) White. All of the nominees were recommended for nomination by the Corporate Governance and Nominating Committee and the Board nominated such directors for election. John A. Fichthorn has indicated his intent to resign as a director at the Annual Meeting.
Required Vote
This is an uncontested election; therefore, directors are elected by a majority of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. Broker non-votes and abstentions will not be counted "for" or "against" a director nominee. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, then this director nominee will not be elected, and a vacancy on the Board shall be created. Following the Annual Meeting, the Board, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws.
Each stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder would like.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Armanino LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2022. Armanino LLP has served as the Company’s independent registered public accounting firm since January 21, 2019.

The Board recommends that stockholders vote for the ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2022. Although ratification is not required by our bylaws or otherwise, in the event of a vote against such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different auditor if it determines that this would be in the best interests of the Company and our stockholders. A representative of Armanino LLP is expected to be available telephonically at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Armanino LLP. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2022.

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
At the Company’s annual meeting of stockholders held on March 31, 2017, a substantial majority of our stockholders voted in favor of holding an advisory vote to approve the compensation of our named executive officers on an annual basis. The Board considered this result and adopted a policy to provide for an annual advisory stockholder vote to approve the compensation of our named executive officers. Therefore, in accordance with that policy, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis ("CD&A"), the Summary Compensation Table and the related tables, notes, and the narrative in this Proxy Statement.
Our executive compensation program aims to (i) enhance stockholder value by designing appropriate leadership and compensation programs to enable the successful execution of the Company’s corporate strategy and objectives, (ii) facilitate market competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. We urge our stockholders to read the CD&A which describes our executive compensation program in detail, including our executive compensation philosophy and the fiscal 2021 compensation of our named executive officers.
We believe that the information provided in the CD&A, the compensation tables and the narrative discussion within this Proxy Statement demonstrate that our executive compensation program is designed appropriately, is performance-based, and is working to ensure that the interests of our named executive officers are aligned with the interests of our stockholders to support long-term value creation.
The advisory vote to approve the compensation of our named executive officers occurs annually.
Required Vote
The adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the proposal.
While this advisory vote to approve the compensation of our named executive officers is not binding on the Company, the Committee or our Board, it will provide valuable information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Leadership and Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AT THE ANNUAL MEETING:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation table and the supporting tabular and narrative disclosure on executive compensation.”

PROPOSAL FOUR:
APPROVAL OF AN AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN
Reason for the Amendment and Restatement

We are asking stockholders to approve an amendment and restatement to our 2012 Long-Term Incentive Plan (the “2012 Plan”). The Leadership and Compensation Committee of our Board (the “Committee”) approved the 2012 Plan, as amended and restated, subject to the approval of our stockholders at the Annual Meeting. The 2012 Plan was last approved by our stockholders at the 2019 annual meeting. In the high-technology industry, equity compensation awards are an important tool in recruiting, retaining, and motivating highly qualified technical and other key employees who will help the Company meet its goals. Consequently, the 2012 Plan is intended to be a program that is available not only to executives but will include a significant number of awards granted to non-executive key employees.

The amended and restated 2012 Plan, subject to stockholder approval, includes an increase in the number of shares of Common Stock ("Shares") available for issuance by 5.9 million. Other than this increase, the 2012 Plan has not been changed in any material way since stockholders last approved the 2012 Plan in 2019. A full summary of the 2012 Plan is provided below.

In determining the number of additional shares to become available under our 2012 Plan and the appropriate term, the Committee considered the following factors:

•Strategic Growth. Part of the Company's strategic transformation is to grow through acquisitions. Equity grants are a tool used to attract and retain key talent to fill critical roles with the merged enterprises and ensure a successful integration to achieve long-term goals.
•Remaining Competitive. As described above, the 2012 Plan plays an important role in our effort to align the interests of employees and stockholders. Moreover, in our industry, equity compensation awards are an important tool in recruiting, retaining, and motivating highly qualified technical and other key employees, upon whose efforts our success is dependent.
•Potential Dilution. The potential dilution from the additional 5.9 million Shares to be added to the 2012 Plan is 10.2%, based on total Shares outstanding as of July 16, 2021.
•Past Use of Shares. Over the past three fiscal years, the Company’s average annual dilution from grants under the 2012 Plan was 5.8% based on an annual average of 2.65 million Shares pursuant to such grants during the period. Dilution for this purpose was calculated as the number of equity awards granted, as a percentage of total outstanding shares.
•Future Use of Shares. In determining projected Share use, the Committee considered a forecast that included the following factors: (1) 4,135,754 unissued shares remained available under the 2012 Plan and all other outstanding plans as of July 16, 2021 (consisting of 3,565,754 restricted share units and performance share units outstanding under the 2012 Plan, 50,000 restricted stock unit shares outstanding in the EKIN plan, and 520,000 shares outstanding in the 2021 inducement plan (320,000 restricted stock units and 200,000 performance stock units), with 426,580 Shares available for grant under the 2012 Plan, and 250,000 available for grant under the 2021 inducement plan); (2) the additional 5.9 million Shares that would be available for grant under the 2012 Plan, if the stockholders approve the amended and restated 2012 Plan; (3) estimated cancellations that may return to the 2012 Plan in the future; and (4) forecasted future grants which are “value-based” (meaning that share amounts granted will be determined based on the dollar value to be delivered to plan participants and Company stock price).
•Overhang. The Committee also considered “overhang,” which measures the number of shares subject to equity awards outstanding but unexercised, plus the number of shares available to be granted, as a percentage of total shares. As of July 16, 2021, our 4,135,754 outstanding grants, the 676,580 shares remaining available for future grant under the 2012 Plan and the 2021 Inducement Plan, and the 5,925,000 million Shares to be added to the 2012 Plan would represent approximately 15.6% of our total outstanding common shares as of July 16, 2021, calculated on a fully diluted basis (68,594,535 Shares). Over the past three fiscal years, our overhang has averaged 16.8%.

After considering the foregoing factors, the Committee anticipates that the shares under the amended and restated 2012 Plan will be sufficient to grant Awards under the 2012 Plan for approximately two to three more fiscal years. However, future circumstances and changes in our business needs may result in the Shares lasting being exhausted earlier or later than this date.

Description of the 2012 Long-Term Incentive Plan

The following is a summary of the principal features of the 2012 Plan, as approved by the Committee and subject to stockholder approval at the Annual Meeting. However, this summary is not a complete description of all of the provisions of the 2012 Plan and is qualified in its entirety by the specific language of the 2012 Plan. A copy of the amended and restated 2012 Plan is provided as Exhibit A to this Proxy Statement.

Background and Purpose of the 2012 Plan

The 2012 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (each, an “Award”). The 2012 Plan is intended to attract, motivate, and retain the best available (1) employees of Quantum and its subsidiaries, (2) consultants who provide significant services to Quantum and its subsidiaries, and (3) directors of Quantum who are employees of neither Quantum nor any subsidiary. The 2012 Plan also is designed to provide incentive to employees, directors, and consultants, to promote the success of the Company’s business.

Administration of the 2012 Plan

The 2012 Plan is administered by the Committee. It currently is expected that the Committee will continue to administer the 2012 Plan, but the Board has the authority to appoint one or more other committees to administer the 2012 Plan. The 2012 Plan requires that any committee that administers the 2012 Plan consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 to the extent desirable to qualify transactions under the 2012 Plan as exempt under Rule 16b-3.

Subject to the terms of the 2012 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, interpret the provisions of the Plan and outstanding Awards, and make all determinations necessary or advisable for administering the 2012 Plan. The Committee may delegate any part of its authority and powers under the 2012 Plan unless prohibited by applicable law. The Committee’s decisions, determinations, and interpretations will be final and binding on all participants and other holders of Awards and will be given maximum deference permitted by law.

Number of Shares of Common Stock Available Under the 2012 Plan

If stockholders approve the amended and restated 2012 Plan at the Annual Meeting, then the total number of Shares available for issuance thereunder will be increased by a total of 5.9 million Shares. As a result, the maximum aggregate number of Shares that may be issued under the amended and restated 2012 Plan (assuming stockholder approval at the Annual Meeting) would be equal to 15,693,750. The maximum number of Shares that may be issued upon exercise of incentive stock options under the 2012 Plan is equal to the maximum aggregate number of Shares set forth above plus any Shares that become available under the 2012 Plan as described in the first full paragraph immediately following the table below, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table shows information regarding Awards that are outstanding under the 2012 Plan and all other outstanding plans as of July 16, 2021, and the Shares that remain available for grant under all active plans as of the same date. Accordingly, the table excludes the 5.9 million Shares that are proposed to be added to the 2012 Plan.

Stock Options outstanding	0
Restricted Share Units and Performance Shares outstanding	4,135,754
Shares available for grant under the 2012 Plan	426,580
Shares available for grant under the 2021 Inducement Plant	250,000
Common Stock Outstanding	57,892,157
If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance units, performance shares, and restricted stock units, is forfeited to or repurchased by the Company due to failure to vest, the expired or unexercised (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the 2012 Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2012 Plan. Shares that actually have been issued under the 2012 Plan under any Award will not be returned to or become available for future distribution under the 2012 Plan; except that if unvested Shares of any full value awards or performance units are repurchased by Quantum or are forfeited to Quantum, those Shares will become available for future grant under the 2012 Plan. Shares used to pay the exercise or purchase price of an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to Restricted Stock awards, Restricted Stock units, Performance Units, or Performance Shares will become available for future grant or sale under the 2012 Plan. Shares used to satisfy the tax withholding obligations under an Option or Stock Appreciation Right will not become available for future grant or sale under the 2012 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2012 Plan. Shares actually issued pursuant to Awards transferred under any awards transfer program will not become available for grant under the 2012 Plan. Shares purchased in the open market with proceeds from option exercises will not be added to the Share reserve under the 2012 Plan.

If Quantum experiences a dividend or other distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Quantum, or other change in corporate structure affecting the Shares, the Committee, in order to prevent the enlargement or diminution of benefits or potential benefits intended to be made available under the 2012 Plan, will adjust the number and class of Shares available for issuance under the 2012 Plan (including to take account of Awards granted under the prior version of the 2012 Plan), the number, class and price of Shares subject to outstanding Awards, and the per-person share limits on Awards.

No Repricing

The 2012 Plan prohibits the implementation of any program to exchange Awards or reduce the exercise price of options or stock appreciation rights, or otherwise implement certain programs under which participants can transfer Awards to a financial institution or other person or entity. These types of programs would be permitted only if, in the future, stockholders approve an amendment and restatement to the 2012 Plan to permit the implementation of such a program.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2012 Plan. Incentive stock options (also referred to as nonstatutory stock options) may be granted to employees of Quantum or any of its parent or subsidiaries. Nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, and performance units may be granted to employees and consultants of Quantum or any of its parent or subsidiaries and to members of Quantum’s board of directors. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. All of our employees and independent directors are eligible to participate in and receive equity grants pursuant to the 2012 Plan.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2012 Plan, the Committee may grant nonqualified stock options and/or incentive stock options. (Under U.S. tax law, incentive stock options entitle employees, but not Quantum, to more favorable tax treatment.) The Committee will determine the number of Shares covered by each option, but during any fiscal year of Quantum, no employee or consultant may be granted options (and/or stock appreciation rights) covering more than 1 million Shares. However, during the fiscal year in which the participant first becomes an employee or consultant, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 1 million Shares. A separate fiscal year grant limit applies to each participant who is a non-employee member of our Board. During any fiscal year of the Company, the maximum grant date fair value (calculated in accordance with generally accepted accounting principles) of all awards (as a combined limit) granted to an individual non-employee director may not exceed, in the aggregate, $500,000. In the fiscal year in which a non-employee director first joins the Board, this limit is increased to $750,000. These limits for non-employee directors are referred to below as the “non-employee director grant limits.” Currently, a continuing non-employee director receives an annual equity grant of restricted stock units with a value of $125,000 and, in the fiscal year in which a non-employee director first joins the Board, the non-employee director receives an equity grant of restricted stock units with a value of $125,000 pro-rated from the time of appointment to the date of the next regular annual stockholder meeting.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the date of grant of the Shares covered by the option. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that Quantum acquires (in which case the exercise price preserves the economic value of the employee’s canceled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries or any Quantum parent. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means permitted by applicable law.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than seven (7) years after the grant date with respect to nonqualified stock options and incentive stock options. However, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries or any Quantum parent may not be granted an incentive stock option that is exercisable after five (5) years from the option’s grant date.

Stock Appreciation Rights

Stock appreciation rights are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of Shares exercised, multiplied by (2) the amount by which Quantum’s stock price exceeds the exercise price.

Quantum may pay the appreciation in cash, in Shares or in a combination of both. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A stock appreciation right may be exercised only upon satisfying the vesting or other requirements established by the Committee. Stock appreciation rights expire under the same rules that apply to options, meaning that the Committee determines the time at which they expire but the expiration may not be later than seven (7) years after the grant date. Stock appreciation rights also are subject to the same aggregate stock option and stock appreciation rights per-person and per fiscal year combined limits that are described above under “Stock Options”. Thus, during any fiscal year of Quantum, no employee or consultant may be granted stock appreciation rights (and/or options) covering more than 1 million Shares. However, during the fiscal year in which the participant first becomes an employee or consultant, he or she may be granted stock appreciation rights (and/or options) covering up to an additional 1 million Shares. As explained above under “Stock Options,” the non-employee director grant limits place a combined limit on the dollar value of all awards that a non-employee director may receive during a single fiscal year.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Quantum, no employee or consultant may be granted more than 750,000 Shares of restricted stock (and/or other full value awards). A participant may receive an additional 750,000 Shares of restricted stock (and/or other full value awards) in the fiscal year in which the participant first becomes an employee or consultant. As explained above under “Stock Options,” the non-employee director grant limits place a combined limit on the dollar value of all awards that a non-employee director may receive during a single fiscal year.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Any applicable vesting criteria (which may be solely continued employment) or performance goals will be determined by the Committee, and may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. The Committee may accelerate the time at which any restrictions will lapse or be removed.

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally may be entitled to receive all dividends and other distributions paid with respect to Shares, as determined by the Committee. Dividends and distributions may be made subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals or vesting criteria (which may be solely continued employment) will be determined by the Committee and may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. At any time after the grant of performance shares or performance units, the Committee may reduce or waive any vesting criteria.

During any fiscal year of Quantum, no participant may receive performance units having a value greater than $10 million. In the fiscal year in which a participant first becomes an employee or consultant, the participant may be granted additional performance units that have a value of up to $10 million. The Committee establishes the initial value of each performance unit on the date of grant. During any fiscal year of Quantum, no employee or consultant may be granted performance shares (and/or other full value awards) covering more than 750,000 Shares. In the fiscal year in which a participant first becomes an employee or consultant, the participant may be granted additional performance shares (and/or other full value awards) covering up to 750,000 Shares. Participants who are non-employee directors are subject to the separate non-employee director grant limits, as explained above.

Restricted Stock Units

Restricted stock units represent a right to receive Shares (and/or cash of equal value) at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award (other than any applicable tax withholdings), the consideration for which is furnished in the form of the participant’s service to Quantum. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Any applicable vesting criteria (which may be solely continued employment) or performance goals may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. At any time after the grant of restricted stock units, the Committee may reduce or waive any vesting criteria.

The Committee determines the number of Shares subject to restricted stock units granted to any participant, but during any fiscal year of Quantum, no participant may be granted more than 750,000 Shares subject to restricted stock units (and/or other full value awards) plus an additional 750,000 Shares subject to restricted stock units (and/or other full value awards) in the fiscal year in which a participant first becomes an employee, director, or consultant. Restricted stock units may be settled in Shares, cash, or a combination of both, as determined by the Committee. Participants who are non-employee directors are subject to the separate non-employee director grant limits, as explained above.

Limited Transferability of Awards

Awards granted under the 2012 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant. Notwithstanding the foregoing, subject to the terms of the 2012 Plan, the Committee may make an Award transferable on such terms and conditions as the Administrator deems appropriate, such as permitting an individual to transfer an Award to an individual or entity if the transfer is not for consideration and is for bona fide estate planning purposes.

Merger, Change in Control or Other Transactions

In the event of a merger of Quantum with or into another corporation or a change in control (as defined in the 2012 Plan), each outstanding Award will be treated as the Committee determines, including that each Award be assumed or substituted by the successor corporation (or its parent or subsidiary). The Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding Awards, the Awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the Awards will become fully exercisable. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the Committee will notify the participant that the Award will be exercisable for a specified period prior to the transaction, and the Award will terminate upon the expiration of such period. With respect to Awards granted to a non-employee director that are assumed or substituted for upon a merger or change in control, if the non-employee director’s status as a director is terminated other than upon voluntary resignation (unless resignation was required by the acquirer) on or after the assumption or substitution, then his or her Awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the Awards will become fully exercisable. In the event of a proposed dissolution or liquidation of Quantum, the Committee will notify each participant as soon as practicable prior to the effective date of the proposed transaction. To the extent options and stock appreciation rights are not exercised or other Awards are not vested, the Awards will terminate immediately prior to the completion of the proposed transaction.

Amendment and Termination of the 2012 Plan

The Committee or our Board generally may amend or terminate the 2012 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. If not terminated earlier, the 2012 Plan will continue in effect until August 14, 2024.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general U.S. federal income tax consequences to U.S. taxpayers and Quantum of equity awards granted under the 2012 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the portion of the option exercised. Any taxable income recognized in connection with an option exercise by an employee of Quantum is subject to tax withholding by Quantum. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the exercised Shares on the exercise date (or the sale price, if less) minus the exercise price of the portion of the option exercised.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the Award becomes either (1) freely transferable, or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the Shares underlying the Award (less any cash paid for the Shares) on the date the Award is granted.

Tax Effect for Quantum. Quantum generally will be entitled to a tax deduction in connection with an Award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our Chief Executive Officer, Chief Financial Officer, and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Because the exception for performance-based compensation under Section 162(m) has been repealed, the annual compensation paid to any of these specified executives generally will be deductible only to the extent that it does not exceed $1 million.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND QUANTUM WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Participation in the 2012 Plan

The grant of Awards (if any) that any individual may receive under the 2012 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary Awards under the 2012 Plan. The following table sets forth information regarding Awards that were approved under the 2012 Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, and to all other employees as a group and to our current non-employee directors as a group:

Name and Principal Position	Securities Underlying Options Granted (#)	Full Value Awards (#)*
James J. Lerner President & Chief Executive Officer and Chairman of the Board	0	560,000
J. Michael Dodson SVP Chief Financial Officer & Former Interim Chief Executive Officer	0	300,000
Elizabeth P. King Chief Revenue Officer	0	55,000
Regan J. MacPherson(1) Chief Legal & Compliance Officer	0	55,000
Lewis W. Moorehead Chief Accounting Officer	0	55,000
All current executive officers as a group	0	1,025,000
All non-employee directors as a group	0	93,984
All other employees (including all current officers who are not executive officers) as a group	0	2,146,626
*The number of full value awards approved includes both time-based restricted stock units and performance-based restricted stock units. For more information about these awards, refer to the Summary Compensation Table and Grants of Plan Based Awards table.
(1)Ms. MacPherson was not a Named Executive Officer in fiscal 2020 and has since separated with the Company on April 8, 2021.

As of July 16, 2021, the closing price of our stock was $6.07. Please see the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the equity awards approved in fiscal 2021 to the Company’s executive officers.

The total of all Awards approved in fiscal 2021 resulted in an annual “burn” rate (Shares covered by granted Awards) of 11.15% and a three-year average burn rate for the period fiscal 2019 – fiscal 2021 of 6.45%. For this purpose, burn rate was calculated using the total RSUs granted and performance shares earned in fiscal 2021 multiplied by 1.5 and divided by the weighted shares outstanding. This three-year burn rate was less than the 2021 three-year average burn rate cap of 6.57% established by a major proxy advisory service for the Company’s industry classification.

Summary

We believe strongly that the approval of the amended and restated 2012 Plan is essential to our continued success. Awards such as those provided under the 2012 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The 2012 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and to serve on our Board.

Required Vote

Approval of the amended and restated 2012 Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal with abstentions counting as “Against” for this purpose. If stockholders approve the amended and restated 2012 Plan, it will replace the version of the 2012 Plan that was approved by stockholders at the 2019 Annual Meeting. If stockholders do not approve the amended and restated 2012 Plan, we will not use the amended and restated 2012 Plan but will continue to use the version of the 2012 Plan that was approved by stockholders at the 2019 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) describes the Company’s overall philosophy and criteria used to determine the executive compensation practices provided to the executive officers of the Company. The compensation disclosures are for our most recent completed fiscal 2021, for the principal executive officer, principal financial officer, and the three most highly compensated executive officers.
Our named executive officers for fiscal 2021 are:
EXECUTIVE COMPENSATION HIGHLIGHTS FOR FISCAL 2021
Our fiscal 2021 began April 1, 2020 and coincided with the start of the COVID-19 pandemic. On February 3, 2020, we returned to the public market and began trading on the Nasdaq Global Market after being delisted from the New York Stock Exchange ("NYSE") on January 15, 2019. We were trading on the national exchange for less than 2 months, as we continued to stabilize our business, when presented with another challenge, the COVID-19 pandemic. The uncertainty of the global economy, threat of disruption to revenue and unforeseen business stability at the start of our fiscal year required us to make some difficult decisions regarding our compensation practices to ensure (i) we continue with our business recovery, sustainability and transformational plan, (ii) retain our executive leaders and other critical talent during this challenging time, (iii) closely manage and reduce expenses and strengthen the Company's financial position, and (iv) continue to be hyper focused on positioning the Company for growth.
To achieve these objectives, the following summarizes the actions taken during fiscal 2021:

•Suspension of all Cash Compensation Programs. In anticipation of a potentially challenging year ahead as the COVID-19 pandemic endured, the Company suspended all cash-based compensation programs including the Quantum Incentive Plan ("QIP").
•Salary Reductions. All U.S. based employees were furloughed for one (1) week at the start of our second quarter, including our executive officers, and included a reduction in pay for this time.
•Executive Recruitment and Inducement Plan. We continued to be focused on stabilizing and growing our business throughout the pandemic. To do this, we completed and integrated three acquisitions and recruited top executives in the market including a Chief Customer Officer, Chief Development Officer, top sales leaders to lead our EMEA and APAC regions, and a General Manager of Cloud Software to help us execute on our strategic objectives.
We used a combination of cash and equity-based compensation to attract talent; however, due to the limited amount of shares available in our 2012 Plan, we did not have enough equity to recruit executive talent or for senior leaders joining us through acquisitions. Management requested and the board approved a fiscal 2021 Inducement Plan to support the equity required to recruit the top talent needed to accomplish the Company's strategic objectives.

•Discretionary Bonus Payment. At the end of fiscal 2021, our Board evaluated the performance of our executive officers and approved a discretionary bonus for three of our officers for the achievement of key strategic projects as further described in the CD&A.
EXECUTIVE COMPENSATION PHILOSOPHY

Our compensation philosophy positions the total compensation programs to motivate and reward executives and employees for solving our customer’s most challenging problems, drive higher customer satisfaction and retention results, and capitalize on the development of innovative technologies, continued sales growth, and expansion into emerging markets. To accomplish these objectives, our executive total compensation programs are guided by these four core principles:

The Company has established and maintains a competitive pay-for-performance executive total compensation program designed to reward executives for delivering results in the pursuit of creating long-term shareholder value. In addition to the four primary principles, the philosophy also supports the following goals:

•Promote the achievement of the Company’s short-term and long-term strategic objectives as established by the Committee and the Company’s senior management team.
•Provide a strong link between pay and performance on both an individual and Company level and encourage and reward employees for significant contributions to the Company’s success.
•Ensure that the interests of all employees of the Company are aligned with the success of the Company and the interests of the Company’s shareholders.
•Provide compensation opportunities that will allow the Company to attract, retain and motivate the best talent needed to accomplish the Company’s strategic objectives.
•Take into consideration relevant economic and market considerations.
•Ensure that the total compensation levels of all employees are externally competitive and internally consistent and fair.
•Maintain compensation programs that are equitable, defensible, and compliant with internal and external policies.
Our executive total compensation program is designed to offer target cash and equity compensation opportunities at market-competitive levels and to reward superior Company and individual performance. Company performance, as measured by pre-established corporate performance metrics and share price, together with individual performance, as measured through the Company’s annual performance evaluation process, greatly affect annual and long-term compensation levels. Actual compensation is expected to be, and will be, below targeted market median levels if the Company and/or the executive officer does not achieve the designated Company and individual performance objectives. The Committee believes that this program aligns the interests of our executive officers with those of our stockholders in promoting the creation of long-term stockholder value.
COMPETITIVE POSITIONING
Market competitiveness is an important element of our executive compensation program. The Committee has established that market competitiveness for this purpose generally means the market median. In assessing the market competitiveness of our executive compensation program, the individual elements, as well as the aggregate total compensation of each executive officer (which includes base salary, target annual incentive opportunity and annual equity awards), are compared to the corresponding market median for executive officers holding similar positions or who have similar levels of responsibility in technology companies of similar size and our Peer Group. While we generally reference the market median for competitiveness purposes, the actual compensation paid to our executive officers is based on company performance, individual performance, the needs of our business, and external influences that we take into consideration.
As its sources of data for identifying and establishing market median compensation levels, the Committee utilizes applicable compensation data from the Company’s Peer Group (as defined and discussed below), as well as from the Radford Global Technology and Radford Global Sales surveys (the “Radford Surveys”) of technology companies with annual revenue between $250M and $500M (collectively, the “Market Data”).
PEER GROUP
The Committee conducts an annual evaluation of the Peer Group for the purposes of identifying companies that are similar to ours in financial scope, size, and industry to guide compensation decisions made for our executives. The Peer Group is reviewed and approved by the Committee on an annual basis. Once approved, this Peer Group is then used to guide our executive compensation decisions for our next fiscal year as we begin our compensation assessments, evaluate performance, and address any potential pay gaps.
In the beginning of fiscal 2021, the Committee approved a revised Peer Group based on company criteria including revenue, market capitalization, industry, and companies where we compete for talent. In addition, we included Peer Group criteria from a stockholders perspective including companies with similar business structures, end markets, and competitors that may be slightly outside the parameters of our Peer Group criteria in revenue size and market cap but directly align with our business.
Based on the above criteria and removal of peers due to acquisitions, our fiscal 2021 Peer Group is as follows:

Fiscal 2021 Peer Companies
Amtech Systems, Inc.	Cloudera, Inc.	Infinera Corporation
Aviat Networks, Inc.	Commvault Systems, Inc.	NetApp
Avid Technology, Inc.	Comtech Telecommunications Corp.*	NETGEAR Inc.
Box, Inc.	Digi International, Inc.	PCTEL, Inc.
CalAmp Corp	Extreme Networks, Inc.	Pure Storage, Inc.
Calix, Inc.	Harmonic Inc.	SuperMicro

While the majority of our peers fall within our quadrant of revenue and market cap parameters, we have peers that may exceed one or the other of these criteria but we believe were appropriately selected because they (i) are peers with similar products, services, or business structures, (ii) have similar end markets, or (iii) are companies where we compete for talent.

EXECUTIVE COMPENSATION PROCESS AND DECISION-MAKING
Role of the Leadership and Compensation Committee and the Board of Directors – The Committee is dedicated to and invested in the Company's human capital management strategy including recruiting, retention, career development, succession planning, and the performance management approach to rewarding high potential employees and other critical talent. The Committee actively participates in recruiting efforts as needed, oversees executive succession plans, reviews policies, and engages with management in regular discussions relating to human capital management.
The Committee oversees and approves all compensation and benefit arrangements for our executive officers, other than for our CEO. In the case of the compensation of our CEO, the independent members of the Board, based on the recommendations of the Committee, review and approve his compensation. In addition, our Committee is responsible for the following:
•Review and approve the corporate goals and objectives relevant to the compensation of the executive officers.
•Evaluate the performance of the executive officers in light of such goals and objectives at least annually and communicate the results to the Board and to the CEO.
•Determine annually a Peer Group of companies for comparative purposes with respect to the compensation of the Officers as the Committee deems appropriate.
•Evaluate the Company’s strategy for managing its employee talent worldwide including actions and programs which support the Company’s pay for performance philosophy and human resources strategy.
•Review and discuss with the Company’s management any risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company.
•The Committee also considers dilution, burn rate, and other Company restrictions such as a limited share pool when examining executive officer compensation.
Role of Executive Management – The Committee reviews recommendations from our executive management team including the CEO, our Chief Financial Officer ("CFO") and our Chief Human Resources Officer ("CHRO") on various executive compensation matters, including executive compensation program design, annual corporate performance metrics, bonus funding target levels, and evaluations of corporate and executive officer performance. Our executive management team advises the Committee on:
•Provides the Committee with the market data as well as data and information relating to various executive compensation matters.

•Provides the Committee with recommendations on base salary adjustments, target cash opportunities, actual bonus achievements, and equity awards for our officers based on company and individual performance.
•Makes compensation recommendations to the Committee for our executive officers (with the CEO and CFO excused from these discussions). While the Committee takes these recommendations into consideration, authority for all compensation decisions regarding our executive officers (other than for our CEO), rests with the Committee and, in the case of our CEO, rests with the independent members of the Board.
Role of the Executive Compensation Consultant – In fiscal 2021, the Committee limited the external compensation consulting services from Compensia as a result of the planned reduction to our compensation programs; however, the Committee did seek consultation on the evaluation of the revised Peer Group and to help set performance target levels for our fiscal 2021 equity programs. Compensia serves at the discretion of the Committee and provides services only to the Committee. The Committee regularly reviews its advisers’ independence and determined that no relationship or conflict of interest exists that would preclude Compensia from independently advising the Committee.
Role of the Peer Group – The Committee examines the pay practices and programs of the Peer Group and how the total target compensation for our CEO and Officers compares to similar roles of these companies as market reference points. While it is the goal of the Committee to ensure our compensation practices are competitive and aligned with the Peer Group, the Committee must take into consideration other factors such as the financial position of the Company, budgetary guidelines, restrictions on the size of the equity pool, burn-rate and dilution, shareholder return, and the strategic goals of the Company.
Say on Pay – Our Committee is committed to listening to the views of our stockholders. We regularly meet with our stockholders' in an effort to be transparent of our business direction and ensure we are aligned with and have the support of our stockholders. The Company held a non-binding advisory vote at the Company's 2020 Annual Meeting of Stockholders on August 18, 2020, on the compensation of our named executive officers with a substantial majority of our stockholders, 98.2%, voting in favor of our annual compensation programs. This is consistent with our prior year voting results with 98.6% of our stockholders' voting in favor on the 2019 Say on Pay.

ELEMENTS OF COMPENSATION
Consistent with our compensation philosophy and objectives, the Company provides a mix of compensation elements that emphasizes annual cash incentives and long-term equity incentives. The primary elements of our executive compensation program consist of the following:

FISCAL 2021 PAY MIX
As part of our employment letters, we offer our named executive officers a total direct compensation (annual compensation, target cash incentive, and long-term equity compensation) package that includes a mix of both fixed and variable compensation. The chart below shows the target fiscal 2021 compensation mix for our Chief Executive Officer and other officers:

Fiscal 2021 Target Compensation Mix
64%
18%
18%
64%
12%
24%
20%
42%
38%
29%
24%
47%
31%
23%
46%
James J. Lerner
J. Michael Dodson
Elizabeth P. King
Regan J. MacPherson
Lewis W. Moorehead
Base
Target Variable Cash
Long-Term Incentives

While the target compensation mix above includes target variable cash as stated in our executives' offer letters, due to the uncertainty of our business at the start of the COVID-19 pandemic and with the support of the Committee, we suspended our Quantum Incentive Plan for fiscal 2021 as a way to closely manage expenses and preserve the Company's cash position.
COMPENSATION COMPONENTS
Annual Base Salary Fiscal 2021
Our executive officers receive a moderate base salary in comparison to their total target direct compensation package and in comparison with our Peer Group. The Committee reviews the base salaries for our executives on an annual basis. The annual base salaries for fiscal 2021 are as follows:

Executive Officer	Title	Fiscal 2020 Salary	Fiscal 2021 Salary
James J. Lerner	President & Chief Executive Officer and Chairman of the Board	$475,000	$575,000
J. Michael Dodson	Chief Financial Officer	$400,000	$400,000
Elizabeth P. King	Chief Revenue Officer	$380,000	$380,000
Regan J. MacPherson(1)	Chief Legal & Compliance Officer	$325,000	$325,000
Lewis W. Moorehead	Chief Accounting Officer	$300,000	$300,000
(1)Ms. MacPherson was not a Named Executive Officer in fiscal 2020 and has since separated with the Company on April 8, 2021.

At the beginning of fiscal 2021, the Committee reviewed a compensation market analysis and the competitive positioning for all our named executive officers. The Committee observed that Mr. Lerner's total cash compensation significantly lagged the market sitting below the 25th percentile of the Peer Group.

Mr. Lerner's total cash compensation has not been addressed since he joined the Company in 2018 even after he succeeded in stabilizing and transforming the business over the last three years. In addition, the Committee believed Mr. Lerner was critical to lead the Company through the uncertainty of the pandemic and his total cash compensation should be addressed to better align with similar executives within the companies of the Peer Group. After taking into consideration the recommendation from Compensia and the reasons above, the Committee approved an annual salary increase from $475,000 to $575,000 for Mr. Lerner with his annual target incentive percentage remaining the same. Other than our CEO, no other executive officers received salary increases. As a precaution to the potential and unforeseen financial disruption brought on by COVID-19, the Company made difficult decisions regarding cash compensation programs that included requiring all executive officers and employees take a pay reduction equivalent to one week of compensation.
Quantum Incentive Plan Fiscal 2021
The Quantum Incentive Plan, the Company's short-term cash incentive, is structured to support our strategic business objectives and is intended to provide competitive incentive compensation opportunities to our executive officers while aligning with our pay-for-performance philosophy. Each executive officer has an annual incentive target that is expressed as a percentage of his or her base salary and linked to both corporate and individual performance. Annual incentive targets are compared to our Peer Group pay levels in combination with other market data and approved annually as part of our executive compensation review. All our executive officers participate in the Quantum Incentive Plan with the exception of Ms. King, our Chief Revenue Officer.
While our executive officers have an annual incentive target as part of their total direct compensation, the uncertainty of the global pandemic at the beginning of our fiscal 2021 impacted our financial expectations as we began to experience disruption in our global supply chain, decreased commitments from our customers, and less engagement from our partners, vendors and other third-party suppliers. The unknown duration of the pandemic forced us to make difficult decisions regarding our cash compensation programs including the suspension of the Quantum Incentive Plan as we prepared for potentially devastating financial and organizational impact to our business. This follows a similar decision we made in our fiscal 2020 when we suspended our cash compensation programs due to increased financial constraints stemming from audit and legal expenses and SEC fines as we worked towards getting back into compliance with the SEC. The amounts displayed below are the annual target cash incentives for our officers as included in their offer letter arrangements in absence of any program suspension. All our executive officers have a target incentive with the exception of Ms. King, our Chief Revenue Officer.

Executive Officer	Fiscal 2021 Target Bonus	Bonus as % of Base Salary
James J. Lerner	$575,000	100%
J. Michael Dodson	$200,000	50%
Elizabeth P. King	n/a	n/a
Regan J. MacPherson	$162,500	50%
Lewis W. Moorehead	$150,000	50%

Ms. King participates in the Company's Sales Commission Plan which provides her the opportunity to earn sales commissions by achieving specific set revenue and margin-based quotas. Ms. King leads our global sales organization and is responsible for driving the successful delivery of all our revenue-based products. Ms. King's commission plan is intended to motivate and reward her through cash-based incentives for increasing the Company's revenue and financial performance. For fiscal 2021, Ms. King’s variable compensation was measured on two opportunities to achieve cash compensation outside of her annual salary. Ms. King’s variable compensation at target was $420,000. Of this target, Ms. King had 70% of her variable compensation ($294,000) on a commission plan and 30% ($126,000) on an annual bonus plan. For the commission plan, Ms. King's performance was measured on a Product Margin goal to achieve $83.6M with a 70% weighting (target payout of $205,800), a Product Revenue goal to achieve $231.4M with a 15% weighting (target payout of $44,100) and a Service Invoicing goal of $137.2M with a 15% weighting (target payout of $44,100). Ms. King achieved 127% of the Product Margin goal, 84% of the Product Revenue goal, and 90% of the Service Invoicing goal for a total commission payment of $337,644. All financial goals were based on a non-GAAP basis. Ms. King's bonus opportunity under the annual bonus plan was based on the Company over achieving its annual operating revenue plan of $395M. The Company did not meet the threshold performance level resulting in no payout to Ms. King under the annual bonus plan.
At the end of our fiscal year, the Committee recognized that the Company’s leadership team excelled under difficult conditions driving business recovery, transformation, and executing on growth and other strategic objectives in an environment where the leadership team was required to act with extreme rigor in managing the Company’s financial operations. Specifically, the leadership team accomplished the following key objectives: (i) established a recurring revenue stream for the business by transitioning core products to subscription models; (ii) increased shareholder value through an equity offering for $103.5M to pay down 50% of expensive term debt; (iii) completed and integrated three strategic acquisitions with expected incremental revenue in fiscal 2022; and (iv) executed strategic oversight of the financial operations of the business during the pandemic by conservatively managing expenses (i.e. headcount, facilities), improved liquidity, and refrained from borrowing on the revolving line of credit resulting in a stronger cash management position.
The Committee recognized that the leadership team successfully stabilized the Company during a pandemic, positioning it for future growth, and believed it was imperative to recognize our executive officers for these extraordinary contributions. As a result, the Committee approved a discretionary cash bonus of $431,250 for the Company’s President and Chief Executive Officer, James J. Lerner, $150,000 for our Chief Financial Officer, J. Michael Dodson, and $60,000 for our Chief Accounting Officer, Lewis W. Moorehead for the Company’s performance in fiscal 2021.
Equity Overview and Awards Fiscal 2021
Historically, the Company has not been in a positive financial position and the cash compensation of our executive officers has been supplemented with equity awards under the Company’s long-term incentive plan that ties their overall compensation to the performance of the Company’s Common Stock over a period of time. Equity awards are granted to our executive officers to (i) provide at-risk equity compensation consistent with our pay-for-performance philosophy, (ii) align the interests of our executive officers with those of our stockholders by providing them with significant equity stakes in the Company, and (iii) attract, motivate, reward and retain our executive officers for their success in short and long-term goals. Equity awards are market competitive in comparison to our Peer Group. The Committee determines, on a discretionary basis, whether an equity award should be granted, the form of any equity award, and the number of shares of the Company’s Common Stock subject to the equity award.

The Committee reviews the recommendations from management and Compensia to determine the appropriate mix of time-based and performance-based restricted stock units for our officers and new hires granted during our fiscal year. The Company uses equity awards for the purposes of attracting key talent, rewarding and retaining top talent, and provide equity grants to new employees joining as part of acquisitions. The Committee monitors the use of equity awards throughout the fiscal year as the Company makes grants in support of the business needs and oversees impacts to burn rate, dilution, and the financial accounting compensation expense from the use of various equity awards.
•Time-Based RSUs: The Committee believes the use of time-based RSUs allows the Company to attract new executive talent, offer total compensation packages that are competitive, provide long-term retention interests to our current executive team and align with our Shareholders’ values of maintaining a stable leadership team through retention.
•Performance-Based RSUs: The industry-wide best practices among our peers and other technology companies has increased in the use of PSUs to strengthen the alignment between Executive compensation and Company performance.
Vesting
Due to the high volatility of the Company's stock price performance over the years, the Committee maintains three-year vesting schedules for both our RSUs and PSUs subject to the satisfaction of pre-established performance goals and continued employment.
Grant Values
In determining the size of the individual annual equity awards to our executive officers, the Committee considers the following:
•An annual set of guidelines is used to determine individual equity awards taking into consideration the number of shares of the Company's Common Stock that are available for grant;
•The number of shares of the Company’s Common Stock that are available for grant in the 2012 Plan and how long these shares are expected to last;
•The value of the equity grants and how it compares with those of our Peer Group;
•Individual performance of each executive officer for the prior fiscal year;
•Company financial performance for the prior fiscal year;
•The grant date fair value of equity awards granted to executive officers in similar positions in technology companies of similar size (the “grant date fair value” is equal to the number of restricted stock unit awards multiplied by the market price of the Company’s Common Stock on the date of grant);
•Internal parity with the size of the equity awards among the executive officers; and
•The number, type and current retentive value of the outstanding equity awards held individually by each of the executive officers.
Although our philosophy is to generally target the market median equity award value for our annual equity awards based on the market data, when making equity awards to our executive officers the value of the resulting equity awards may be above or below the market median award value depending upon the factors noted above as well as the Company’s stock price at the time the awards are granted.
The Committee reviews the recommendations of our CEO, including the application of the aforementioned factors to each of our executive officers and ultimately approves the equity awards for the executive officers. The independent members of the Board apply the same factors in determining the size and form of the equity award for our CEO.
Fiscal 2021 Equity Awards
For fiscal 2019, the Company could not grant or issue stock (“blackout period”) until all filings were current and in compliance with the SEC. This blackout period of granting equity awards continued throughout a portion of our fiscal 2020 performance year until the Company successfully became compliant with our SEC filings on August 23, 2019, with respect to all the financial statement requirements.

We aimed to achieve three goals with the use of our equity awards throughout our fiscal 2021:

Because the cash compensation programs have been suspended over multiple years and the ability to grant equity in fiscal 2019 and 2020 were limited as management worked through the on-going SEC investigation, the Company utilized more shares in fiscal 2021 to reward and retain top talent.
In addition to rewarding our existing talent, equity awards were also given to employees brought on through three different acquisitions as well as the hiring of executive and senior level management that we believe are critical to help execute on our strategic growth objectives.
The amount of equity granted in fiscal 2021 was a result of the business investing in acquisitions and the need to attract top talent for our senior and middle management roles. As the business continues to grow and the stock price increases in value, management will be able to leverage more cash compensation programs and stabilize the use of equity compensation.
In fiscal 2020 the Committee believed our executive officers' annual equity awards should be 100% performance-based to accomplish the following goals: (i) ensure our equity awards align with our pay-for-performance philosophy, (ii) motivate and reward our executive officers to drive profitability and financial stability and (iii) the Committee sought to further align the interest of our executive officers with those of our stockholders.
As we proceeded into fiscal 2021, with the uncertainty of the global pandemic and the suspension of our cash-based compensation programs, our Committee believed that our executive officers were too highly leveraged on variable compensation given the unstable external environment and for retention purposes required more balance between time-based and performance-based equity compensation. Therefore, and with the recommendation of Compensia, the Committee approved the following fiscal 2021 equity awards:

Executive Officer	Title	Time-Based Restricted Stock Unit Awards ("RSUs")	Performance-Based Restricted Stock Unit Awards ("PSUs")
James J. Lerner	President & Chief Executive Officer and Chairman of the Board	280,000	280,000
J. Michael Dodson	Chief Financial Officer	150,000	150,000
Elizabeth P. King	Chief Revenue Officer	27,500	27,500
Regan J. MacPherson(1)	Chief Legal Compliance Officer	27,500	27,500
Lewis W. Moorehead	Chief Accounting Officer	27,500	27,500
(1)Ms. MacPherson separated from the Company on April 8, 2021, and all unvested shares were forfeited.
Time-Based Restricted Stock Units
All of our executive officers, including Mr. Lerner, were granted time-based restricted stock units equivalent to 50% of their total fiscal 2021 equity grants scheduled to vest in equal installments on each anniversary of the grant date and fully vest three (3) years from the grant date and subject to continued employment through each such date.
Performance-Based Restricted Stock Unit Metrics
For fiscal 2021, the Committee received recommendations from management, outside legal counsel, and from Compensia to determine the appropriate performance metrics and weighted goals that align our executive performance to both the Company's strategic objectives and stockholders' interests. The Committee approved three (3) performance-based equity metrics for fiscal 2021 for all of our officers subject to both market-based vesting requirements and time-based vesting requirements structured as follows:
Free Cash Flow: The Committee determined that an important area for our executive officers to focus on during fiscal 2021 included the strength of the Company's free cash flow position to stabilize the Company's financial operations. With the exception of Mr. Lerner, who had approximately 43% of his PSUs tied to free cash flow, all of our executive officers had 50% of their PSUs measured on free cash flow achievement.
For fiscal 2021, the Free Cash Flow Target must be achieved based on the Company's results as of March 31, 2021, the end of our fiscal year, subject to the Committee's certification of the achievement of the performance goal. When 90% of Free Cash Flow Target has been achieved, 80% of the target PSUs are earned. For performance between 90% and 100% achievement, the number of PSUs earned are calculated using linear interpolation between the 90% threshold and the 100% with the remaining 20% of the target PSUs earned once 100% of the free cash flow target is satisfied. No additional PSUs are earned for exceeding 100% performance threshold. If achieved, the shares will vest in equal installments with 1/3rd vesting on the first, second, and third anniversaries of the grant date and subject to continued employment.
Stock Price Hurdle Metrics: The shares subject to the price hurdle metrics have a 5-year performance window to achieve the price hurdle targets and require the Committee’s certification of the achievement of such performance goals. With the exception of Mr. Lerner, who had approximately 57% of his PSUs tied to stock price metrics with 28.5% subject to $7.00 stock price and another 28.5% subject to $8.00 stock price, all of our executive officers had 50% of their PSUs measured on stock price metrics with 25% subject to $7.00 stock price and another 25% subject to $8.00 stock price, and subject to the continued employment through the time-based vest date.
The shares subject to the $7.00 price hurdle target will satisfy the performance criteria if, at any time prior to July 1, 2025, the average closing stock price over a 100-calendar day period ("100-Calendar Day Average Price") is at least $7.00 and the vest date, if performance target reached, will be 18 months from the grant date, or January 1, 2022, or if later, the date the Committee certifies achievement of the performance criteria. The shares subject to the $8.00 price hurdle target will satisfy the performance criteria if, at any time prior to July 1, 2025, the 100-Calendar Day Average Price is at least $8.00 and the vest date, if performance target reached, will be 36 months from the grant date, or July 1, 2023, or if later, the date the Committee certifies achievement of the performance criteria. If price hurdle metrics are not achieved by July 1, 2025, the PSUs subject to such performance criteria will not vest and will instead be forfeited.

Fiscal 2021 Performance-Based Equity Grants
	PSU Free Cash Flow Metric		PSU Stock Price Metrics
	Percent of PSUs	Target PSUs	$7.00 Price Hurdle		$8.00 Price Hurdle
Executive Officer			Percent of PSUs	Target PSUs	Percent of PSUs	Target PSUs
James J. Lerner	43%	120,000	28.5%	80,000	28.5%	80,000
J. Michael Dodson	50%	75,000	25%	37,500	25%	37,500
Elizabeth P. King	50%	13,750	25%	6,875	25%	6,875
Regan J. MacPherson(1)	50%	13,750	25%	6,875	25%	6,875
Lewis W. Moorehead	50%	13,750	25%	6,875	25%	6,875
(1)Ms. MacPherson separated from the Company on April 8, 2021, and all unvested shares were forfeited.

For fiscal 2021, the Company exceeded the free cash flow metric achieving 333% of the goal as of March 31, 2021, the end of our fiscal year, with the Committee certifying the achievement of this goal on May 11, 2021. These target PSUs will begin vesting for all our executive officers in equal installments between July 1, 2021, and July 1, 2023, subject to continued employment.
For the $7.00 stock price hurdle, the 100-Calendar Day Average Price was achieved on March 4, 2021, with the Committee certifying the performance criteria was satisfied on March 11, 2021. The $7.00 target PSUs for our executive officers will vest on January 1, 2022, 18-months from the grant date and subject to continued employment.
The $7.00 stock price hurdle was also a performance metric for our fiscal 2020 year whereby 1/3rd of the Stock-Price PSUs will satisfy the performance criteria if, at any time prior to September 6, 2029, the 100-Day Average Price is at least $7.00 and the vest date will be September 5, 2021. With the certification of the $7.00 stock price criteria being satisfied as of March 11, 2021, and achieved within the performance window, these shares will vest two years from the grant date.
With the achievement of the $7.00 stock price hurdle, Mr. Lerner will have 80,000 shares from his fiscal 2021 equity grant vesting 18-months from the grant date on January 1, 2022, and 80,000 shares from his fiscal 2020 equity grant vesting 2-years from the grant date on September 5, 2021. Mr. Dodson, Ms. King, and Mr. Moorehead will have 37,500, 6,875, and 6,875 shares from fiscal 2021 equity grant vesting on January 1, 2022, respectively. From the fiscal 2020 equity grant, Mr. Dodson and Mr. Moorehead will vest 80,000 and 16,000 shares 2-years from the grant date on September 5, 2021. Ms. King did not receive an equity grant in fiscal 2020 outside her new hire equity award.
For the $8.00 stock price hurdle, the 100-calendar day average was achieved on April 12, 2021, with the Committee certifying the performance criteria was satisfied on May 11, 2021, after our fiscal 2021 end. The $8.00 target PSUs for our executive officers will not vest until July 1, 2023, 36-months from the grant date, subject to continued employment.
The $8.00 stock price hurdle was also a performance metric for our fiscal 2020 year whereby 1/3rd of the Stock-Price PSUs will satisfy the performance criteria if, at any time prior to September 6, 2029, the 100-Day Average Price is at least $8.00 and the vest date will be September 5, 2022.
GOVERNANCE PRACTICES
We are committed to implementing compensation programs that are attractive to executive talent while maintaining effective governance practices that support our business strategies and serve our stockholders’ long-term interests. The Committee seeks the guidance of varying levels of management within Human Resources, Finance, and Legal, as well as engages with external legal counsel and other outside advisors to ensure proper governance protocols are in place and being executed. Our governance practices have remained consistent over fiscal 2021 and include:

Independent Consultant	Prior to fiscal 2020, the Committee regularly engaged an Executive Compensation Consultant as an independent advisor. During fiscal 2021, the Committee engaged the services of an independent consultant on a limited basis due to significant financial constraints.

Clawback Policy	In September 2019, the Committee approved, and the Company adopted an updated clawback policy for cash and equity incentive/bonus compensation to all Section 16 reporting officers, all officers who directly report to the Chief Executive Officer and the VP, Global Supply Chain (“covered employees”) if the Company is required to provide a material restatement of its financial statements due to the knowing misconduct by any covered employees. This policy entitles the Company to recover from the responsible covered employee any bonus or other incentive-based or equity-based compensation received by the responsible covered employee during the 12-month period following the first public issuance or filing of the financial document with the SEC embodying such error, and any net profits realized by the responsible covered employee from the sale of the Company’s securities during that 12-month period. This policy will be reviewed and modified, if necessary, once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, CFO, and for our non-employee directors. For our President and CEO, these stock ownership guidelines require him to acquire and hold shares of the Company’s Common Stock with a value at least equal to three times his annual base salary. During our fiscal 2020, we updated our stock ownership guidelines to include our CFO which requires him to hold a value of the Company's Common Stock equal to at least two times his annual base salary. The CEO, CFO and non-employee directors have five years from the date they become subject to these stock ownership guidelines to satisfy such guidelines. Currently, our CEO and CFO have met the ownership guideline requirement. No other changes were adopted to our stock ownership guidelines in fiscal 2021.

Anti-Hedging and Anti-Pledging Policy	We maintain an insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Insider Trading Policy	Our insider trading policy prohibits any transactions involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possess inside information and ending at the beginning of the second full trading day following public disclosure of the information. All employees (including our executive officers) and members of the Board are subject to the Company’s insider trading policy.

No Single Trigger Change of Control	Our change of control policy maintains that a double trigger event must occur before an executive is entitled to specified compensation and benefits.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs. For fiscal 2021, we believe our programs are appropriate and discourage excessive risk taking.

Pay Mix	Retention of our executive officers remains a primary focus as internal and external environmental factors impact our business. For fiscal 2021, our pay mix was equally balanced between performance-based awards to align our executives with company performance and time-based awards to address potential retention concerns.

Perquisites	We grant very limited perquisites to our officers.

PERQUISITES AND OTHER BENEFITS
Perquisites – We offer Company-paid financial counseling and tax preparation services to our executive officers and non-executive vice presidents. Our executive officers are entitled to receive up to $6,000 in their initial year of participation and an additional $3,500 per year thereafter to reimburse them for the cost of such services. The Committee considers this expense to be minimal and appropriate given the level of the executive officers’ responsibilities. For Mr. Dodson, we provide reimbursement for housing expenses. Other than these limited perquisites and the non-qualified deferred compensation plan discussed below, we do not provide any other perquisites or personal benefits to our executive officers that are not available to all other full-time employees.
Employee Stock Purchase Plan – We offer all employees, including our executive officers, the ability to acquire shares of the Company’s Common Stock through a tax-qualified Employee Stock Purchase Plan (“ESPP”). This plan allows employees to purchase shares of the Company’s Common Stock at a 15% discount relative to the market price. The Committee believes that the ESPP is a cost-efficient method of encouraging employee stock ownership. In fiscal 2020 when the ESPP program was reinstated following the program suspension as a result of the Company being delisted from the New York Stock Exchange, the Committee implemented a three month holding period on the ESPP program, requiring all employees to hold their purchased shares for at least three months before selling. The Committee believes this holding period will increase employees' interest to hold the stock longer, even beyond the holding period, and align their interests with that of the Company.
Health and Welfare Benefits – We offer health, welfare, and other benefit programs to substantially all full-time employees. We share the cost of health and welfare benefits with our employees, the cost of which is dependent on the level of coverage an employee elects. The health and welfare benefits offered to our executive officers are identical to those offered to other full-time employees.
Qualified Retirement Benefits – All U.S.-based employees, including our executive officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. Participants may defer cash compensation up to statutory IRS limits and may receive a discretionary matching Company contribution. Participants direct their own investments in the Company’s tax-qualified 401(k) Savings Plan, which does not include an opportunity to invest in shares of the Company’s Common Stock.
Non-Qualified Deferred Compensation Plan – We maintain a non-qualified deferred compensation plan which allows select employees, including our executive officers, to contribute a portion of their base salary and annual bonus payouts to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a preselected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. Participants may change their investment elections on a daily basis, the same as they may under the Company’s 401(k) Savings Plan. We do not make employer or matching contributions to the deferred accounts under the non-qualified deferred compensation plan. We offer the non-qualified deferred compensation plan as a competitive practice to enable us to attract and retain top talent. During fiscal 2021, none of our executive officers participated in the non-qualified deferred compensation plan.
Change of Control Severance Policy, Employment Arrangements and Severance Agreements
Change of Control Agreements
Our Change of Control (“CoC”) Agreements are designed to secure the best interests of the Company and our stockholders by maintaining the continued dedication and objectivity of key Employees during the possibility, threat or occurrence of a Change of Control. The goal is to provide the Employee with the compensation arrangement and stock benefits upon an Involuntary Termination as defined within the CoC so that the Employee will have financial security and remain with the Company prior to a potential Change of Control. Details of the current arrangements are described further in “Potential Payments Upon Termination or Change of Control.”

Employment Arrangements
We have employment arrangements with all of our named executive officers. These arrangements provide for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company as described in “Potential Payments Upon Termination or Change of Control”. Each named executive officer’s employment is at will and may be terminated at any time and for any reason, with or without notice. Details of the current arrangements are described further in “Potential Payments Upon Termination or Change of Control.”
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code
In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.
Section 409A of the Internal Revenue Code
Section 409A imposes additional significant taxes in the event that an executive officer, director or other service provider receives deferred compensation that does not meet the requirements of Section 409A.

Section 409A applies to traditional nonqualified deferred compensation plans, certain severance arrangements, and certain equity awards. As described above, we maintain a non-qualified deferred compensation plan, have entered into severance and change of control agreements with our executive officers and grant equity awards. However, to assist in the prevention of adverse tax consequences under Section 409A, we structure our equity awards in a manner intended to comply with or be exempt from the applicable requirements of Section 409A. With respect to our non-qualified deferred compensation plan and the severance and change of control agreements, we have determined that such agreements are in compliance with or are exempt from Section 409A.
Accounting Considerations
We follow the applicable accounting rules for our stock-based compensation. The applicable accounting rules require companies to calculate the grant date fair value of stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables, even though the equity award recipients may never realize any value from their awards. The applicable accounting rules also require companies to recognize the compensation cost of their stock-based awards in their income statements over the period that a recipient is required to render service in exchange for the equity award. Compensation cost for stock-based awards with performance conditions is recognized only when it is probable that the performance conditions will be achieved.

Risks Related to Compensation Policies and Practices

Annually, we conduct a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program, and discuss the findings of this risk assessment with the Committee. Our risk assessment includes a detailed analysis of our compensation programs in which employees at all levels of the organization may participate, including our executive officers. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly reward our employees.
Generally, our programs are designed to pay for performance and, thus, provide incentive-based compensation that encourages appropriate risk-taking. These programs contain various mitigating features, however, to ensure our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business. These features include:
•Independent oversight of the compensation programs by the Committee;
•Discretion provided to the Committee to set targets, monitor performance and determine final payouts;
•Additional oversight of the compensation programs by a broad-based group of functions within the Company, including Human Resources, Finance and Legal and at multiple levels within the Company;
•A balanced mix of compensation programs that focus our employees on achieving both short and long-term objectives, and provide a balanced mix of cash and equity compensation that include both performance-based and non-performance-based pay;
•An annual review by the Committee of target compensation levels for our executive officers, including a review of the alignment of executive compensation with performance;
•Caps on the maximum funding under the Company's annual bonus program, including the Quantum Incentive Plan;
•An insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company's securities. This extends to any hedging or similar transactions designed to decrease risks associated with holding Company securities;
•Incentives focused on the use of reportable and broad-based internal financial metrics (non-U.S. GAAP operating income and revenue);
•Pay positioning targeted at the market median based on a reasonable competitive Peer Group and published surveys;
•Multi-year service-based vesting requirements with respect to equity awards; and
•Risk mitigators, including stock ownership guidelines for the CEO, CFO, and Board and stock pledging policies are in place.
We believe that our compensation programs are not likely to create excessive risks that might adversely affect the Company.

Executive Compensation – Fiscal 2021
The following table lists the compensation for our named executive officers as of the end of fiscal 2021 for fiscal years 2021, 2020, and 2019.
Summary Compensation Table – Fiscal 2021

		Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Name and Title	Year	$	$	$	$	$	$	$	$
James J. Lerner President & Chief Executive Officer & Chairman of the Board	2021	534,327	431,250	2,013,600	—	—	—	10,442	2,989,619
	2020	475,000	—	1,605,600	—	—	—	0	2,080,600
	2019	337,981	—	1,913,500	—	—	—	1,910	2,253,391
J. Michael Dodson Chief Financial Officer	2021	392,308	150,000	1,085,250	—	—	—	39,307	1,666,865
	2020	400,000	—	1,605,600	—	—	—	67,031	2,072,631
	2019	318,462	—	730,148	—	—	—	44,364	1,092,973
Elizabeth P. King Chief Revenue Officer	2021	372,692	—	198,963	—	337,644	—	13,585	922,884
	2020	380,000	—	601,000	—	574,745	—	1,020	1,556,765
Regan J. MacPherson Chief Legal & Compliance Officer	2021	318,750	—	198,963	—	—	—	7,437	525,150
Lewis W. Moorehead Chief Accounting Officer	2021	294,231	60,000	198,963	—	—	—	7,950	561,144
	2020	300,000	—	380,320	—	—	—	—	680,320
	2019	121,154	—	193,833	—	—	—	—	314,987
(1)The amounts reported in the Salary column represent the dollar value of the cash base salaries earned in fiscal 2021 and reflects the one week salary reductions.
(2)The Quantum Incentive program was suspended for fiscal 2021. The amounts reported in the Bonus column for fiscal 2021 represent discretionary cash bonuses approved by the Committee based on the extraordinary contributions of our executive officers.
(3)The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See “Note 8 “Common Stock” in the Company’s Annual Report on Form 10-K filed on May 26, 2021, regarding assumptions underlying the valuation of equity awards.
(4)For Ms. King, the total amount reported includes a total commission payment of $337,644 under the Fiscal 2021 Sales Compensation Plan. Fiscal year 2020 amount has been modified from information reported in the fiscal year 2020 proxy to reflect final payments earned under the Fiscal 2020 Sales Compensation Plan.
(5)There is no Change in Pension Value and no Non-Qualified Deferred Compensation Earnings reportable as the Company does not maintain a defined benefit or actuarial pension plan nor was there any compensation that was deferred.
(6)The amounts listed in the All Other Compensation column for fiscal 2021 include 401(k) Matching Contributions, reimbursements of $1,800 and $1,250 for financial counseling and tax preparation services up to a maximum of $3,500 per year for Mr. Lerner and Ms. King, $4,575 out of a maximum of $6,000 for the initial year of financial counseling and tax preparation services for Ms. MacPherson, and housing expenses of $35,076 for Mr. Dodson.

Grants of Plan-Based Awards for Fiscal 2021
The following table presents information on plan-based awards granted to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target		Maximum	Threshold	Target		Maximum
Name	Date	($)	($)		($)	(#)	(#)		(#)	(#)	(#)	($/Sh)	($)
James J. Lerner	7/1/2020						120,000	(5)					452,400
	7/1/2020						160,000	(6)					505,600
	7/1/2020									280,000			1,055,600
J. Michael Dodson	7/1/2020						75,000	(5)					282,750
	7/1/2020						75,000	(6)					237,000
	7/1/2020									150,000			565,500
Elizabeth P. King	7/1/2020						13,750	(5)					51,838
	7/1/2020						13,750	(6)					43,450
	7/1/2020									27,500			103,675
		—	420,000	(7)	—
Regan J. MacPherson	7/1/2020						13,750	(5)					51,838
	7/1/2020						13,750	(6)					43,450
	7/1/2020									27,500			103,675
Lewis W. Moorehead	7/1/2020						13,750	(5)					51,838
	7/1/2020						13,750	(6)					43,450
	7/1/2020									27,500			103,675
(1)The Quantum Incentive program was suspended for fiscal 2021 due to the uncertainty of the global pandemic with potentially devastating financial and organizational impact to the business.
(2)Performance Share Units (PSUs) are earned only if the Company exceeds certain performance targets defined below (5) and (6).
(3)Restricted Stock Units (RSUs) vest (based on continued employment) in equal installments on each anniversary of the grant date and fully vest three (3) years from the grant date, subject to continued employment.
(4)The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See “Note 8 “Common Stock” in the Company’s Annual Report on Form 10-K filed on May 26, 2021, regarding assumptions underlying the valuation of equity awards.
(5) Performance Share Units (PSUs) are subject to the achievement of a free cash flow performance goal for fiscal 2021, which was satisfied at target based on Company performance during fiscal 2021. The PSUs remain subject to time-based vesting over three (3) years from the grant date in equal annual installments, subject to continued employment.
(6)Performance Share Units (PSUs) are subject to the achievement of certain stock price targets.
(7)Amount reflects sales commissions payments pursuant to the Fiscal Year 2021 Sales Compensation Plan based on the sale of the Company’s branded products and branded services. There are no thresholds or maximum payouts under this plan.

Outstanding Equity Awards at Fiscal Year End 2021
The following table provides information with respect to outstanding restricted stock unit awards held by our named executive officers as of March 31, 2021. There were no outstanding stock options held by our named executive officers as of March 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (19)
James J. Lerner	133,333	(3)	1,110,664
	150,000	(4)	1,249,500
	80,000	(10)	666,400	80,000	(11)	$666,400
	280,000	(15)	2,332,400
	80,000	(16)	666,400	80,000	(17)	$666,400
	120,000	(18)	999,600
J. Michael Dodson	41,666	(1)	347,078
	41,666	(2)	347,078
	80,000	(10)	666,400	80,000	(11)	$666,400
	150,000	(15)	1,249,500
	37,500	(16)	312,375	37,500	(17)	$312,375
	75,000	(18)	624,750
Elizabeth P. King	100,000	(7)	833,000
	50,000	(8)	416,500
	27,500	(15)	229,075
	6,875	(16)	57,269	6,875	(17)	$57,269
	13,750	(18)	114,538
Regan J. MacPherson	10,000	(12)	83,300
	20,000	(13)	166,600	20,000	(14)	$166,600
	27,500	(15)	229,075
	6,875	(16)	57,269	6,875	(17)	$57,269
	13,750	(18)	114,538
Lewis W. Moorehead	16,666	(5)	138,828
	16,666	6)	138,828
	6,666	(9)	55,528
	16,000	(10)	133,280	16,000	(11)	$133,280
	27,500	(15)	229,075
	6,875	(16)	57,269	6,875	(17)	$57,269
	13,750	(18)	114,538

(1)	Granted 6/1/18; vest annually over three years beginning 6/1/18; subject to continued employment.
(2)	Granted 6/1/18; performance satisfied 12/30/19; certified by the Committee on 3/17/20; vests 3 years from grant date; subject to continued employment.
(3)	Granted 7/1/18; vest annually over three years beginning 7/1/18; subject to continued employment.
(4)	Granted 7/1/18; performance satisfied 12/30/19; certified by the Committee on 3/17/20; vests 3 years from grant date; subject to continued employment.
(5)	Granted 11/1/18; vest annually over three years beginning 11/1/18; subject to continued employment.
(6)	Granted 11/1/18; performance satisfied 12/31/19; certified by the Committee on 3/17/20; vests 3 years from grant date; subject to continued employment.
(7)	Granted 4/1/19; vest annually over three years beginning 4/1/19; subject to continued employment.
(8)	Granted 4/1/19; performance satisfied 12/31/19; certified by the Committee on 3/17/20; vests 3 years from grant date; subject to continued employment.
(9)	Granted 9/6/19; vest annually over three years beginning 9/6/19; subject to continued employment.
(10)	Granted 9/6/19; performance satisfied 3/4/21; certified by the Committee on 3/11/21; vests 3 years from grant date; subject to continued employment.
(11)	Granted 9/6/19; performance satisfied 4/11/21; certified by the Committee on 5/11/21; vests 3 years from grant date; subject to continued employment.
(12)	Granted 11/1/19; vest annually over three years beginning 11/1/19; subject to continued employment.
(13)	Granted 11/1/19; performance satisfied 3/4/21; certified by the Committee on 3/11/21; vests 3 years from grant date; subject to continued employment.
(14)	Granted 11/1/19; performance satisfied 4/11/21; certified by the Committee on 5/11/21; vests 3 years from grant date; subject to continued employment.
(15)	Granted 7/1/20; vest annually over three years beginning 7/1/20; subject to continued employment.
(16)	Granted 7/1/20; performance satisfied 3/4/21; certified by the Committee on 3/11/21; vests 18 months from grant date; subject to continued employment.
(17)	Granted 7/1/20; performance satisfied 3/31/21; certified by the Committee on 5/11/21; vests 3 years from grant date; subject to continued employment.
(18)	Granted 7/1/20; performance satisfied 4/11/21; certified by the Committee on 5/11/21; vests 36 months from grant date; subject to continued employment.
(19)	Market value is calculated by multiplying the number of units shown in the table above by $8.33, which is the value of the stock price on March 31, 2021.

Option Exercises and Stock Vested in Fiscal 2021
The following table provides information on restricted stock and restricted stock unit vesting for our named executive officers during fiscal 2021. No option awards were exercised by our named executive officers during fiscal 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
James J. Lerner	363,333	2,107,465
J. Michael Dodson	163,334	936,554
Elizabeth P. King	100,000	535,000
Regan J. MacPherson	25,000	161,750
Lewis W. Moorehead	52,668	322,095
(1)The amount reported is calculated by multiplying the number of shares that vested by the market price of the underlying shares of the Company’s Common Stock on the vesting date.

CEO Pay Ratio
As permitted by SEC rules, to identify our median employee, we used wages and compensation reported in box 1 of the Form W-2 for 2020, as reported to the Internal Revenue Service, for U.S. based employees and equivalent earnings similar to the Form W-2 that were locally reported for our non-U.S. based employees. For our 52 new hires that started between January 1, 2021, and March 31, 2021, and did not have a Form W-2 in 2020, we used annualized target cash compensation from our Human Capital Management (HCM) system. We selected the median employee from among our entire population of active employees (excluding our CEO) as of March 31, 2021, including full-time, part-time, temporary, and non-U.S. employees. As of this date, there were 826 employees globally with 62.2% based in the U.S. and Canada, 23.9% based in EMEA, and 13.9% based in APAC.
Presented below are the ratios of annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2021. These ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratios reported by us may not be comparable to the pay ratios reported by other companies.
For purposes of calculating the pay ratio consistent with SEC rules, we used the total compensation of Mr. Lerner, our CEO as of March 31, 2021. The fiscal 2021 total compensation for Mr. Lerner was $2,989,619, as reported in the Summary Compensation Table, while the fiscal 2021 total compensation for our median employee was $118,356 and the ratio of these amounts is 25.3 to 1.

Potential Payments Upon Termination or Change of Control for Fiscal 2021
Per the changes to our Change of Control agreement effective May 5, 2018, the following tables provide information concerning the estimated payments and benefits as they existed on the last day of fiscal 2021 (March 31, 2021) for our named executive officers. On January 29, 2019, management recommended, and the Committee approved a change to the involuntary termination calculation not associated with a Change of Control. To align with more market competitive practices, the Committee agreed to pay six (6) months of salary and six (6) months of premium COBRA benefits to Officers outside the agreement in place for our President & Chief Executive Officer as set forth below:

Involuntary Terminations in Connection with a Change of Control
Total Cash	CEO 1.5x Salary + 1.5x Target Bonus	Officers 1.0x Salary + 1.0x Target Bonus
Equity
Any outstanding stock-based compensation that the employee holds as of the termination date and not subject to performance criteria shall automatically become vested. Any stock-based compensation subject to performance criteria based on the Company’s stock price, whether absolute or relative, shall be deemed to be earned based on the actual stock price performance through the close of the CoC transaction. Any stock-based compensation subject to performance criteria not based on the Company’s stock price shall be deemed satisfied at target levels.

COBRA
If elected by the employee, the Company will proceed to reimburse the employee for premiums paid for coverage for up to 12 months for Executives and 18 months for the CEO after the date of the involuntary separation or until the which the employee or eligible dependents are no longer eligible to receive continuation coverage pursuant to COBRA.

Board Composition	Effective May 5, 2018, a change in Board composition is no longer a trigger for CoC.
Voting Power
Any “person” that becomes the “beneficial owner”, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities.

Also, we have employment arrangements with all of our named executive officers. These arrangements provide for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company as described below.
Mr. Lerner's Employment Agreement
In the event that Mr. Lerner incurs an Involuntary Termination other than for cause and outside of a Change of Control, the Company will provide the following severance benefits (i) a lump sum cash payment equivalent to twelve (12) months of the then-annual base salary, (ii) monthly reimbursement from the Company for COBRA equivalent to twelve (12) months or in the event the Company believes it cannot provide the COBRA Benefits without potentially violating applicable law, then in lieu of the COBRA Benefits, the Company will provide a taxable monthly payment during the twelve (12) months after the termination of employment, an amount equal to the monthly COBRA premium that would be required to pay to continue coverage under the Company's group health plan. The severance is subject to Mr. Lerner entering into and not revoking a release of claims and all payments provided are subject to applicable taxes or other required withholdings.
Other Employment Arrangements
We have employment arrangements with all of our executive officers. In the event one of our executive officers should incur an Involuntary Termination outside the terms of a Change of Control, the Company will provide the following severance benefits, (i) a lump sum cash payment equal to six (6) months of the then-annual base salary, (ii) monthly reimbursements equivalent to six (6) months COBRA premiums or in the event the Company cannot provide COBRA Benefits without potentially violating applicable law, the

Company will provide a taxable monthly payment during the six (6) months after termination an amount equal to the COBRA monthly premiums. The severance is subject to our officers entering into and not revoking a release of claims and all payments provided are subject to applicable taxes or other required withholdings.
Fiscal 2021 Potential Severance Benefits

		Potential Payments Upon:
Name	Type of Benefit	Involuntary Termination within 12 Months After a CoC ($)	Involuntary Termination Not Associated with a CoC ($)
James J. Lerner	Cash Severance Payments	$1,725,000	$575,000
	Vesting Acceleration(1)	$8,357,764	$0
	Continued Coverage of Employee Benefits(2)	$48,434	$32,289
	Total Termination Benefits:	$10,131,198	$607,289
J. Michael Dodson	Cash Severance Payments	$600,000	$200,000
	Vesting Acceleration(1)	$4,525,956	$0
	Continued Coverage of Employee Benefits(2)	$23,342	$11,671
	Total Termination Benefits:	$5,149,297	$211,671
Elizabeth P. King	Cash Severance Payments	$800,000	$190,000
	Vesting Acceleration(1)	$1,707,650	$0
	Continued Coverage of Employee Benefits(2)	$10,767	$5,383
	Total Termination Benefits:	$2,518,417	$195,383
Regan J. MacPherson(3)	Cash Severance Payments	$487,500	$162,500
	Vesting Acceleration(1)	$874,650	$0
	Continued Coverage of Employee Benefits(2)	$18,369	$9,185
	Total Termination Benefits:	$1,380,519	$171,685
Lewis W. Moorehead	Cash Severance Payments	$450,000	$150,000
	Vesting Acceleration(1)	$1,057,893	$0
	Continued Coverage of Employee Benefits(2)	$29,847	$14,924
	Total Termination Benefits:	$1,537,741	$164,924
(1)Reflects the aggregate market value of outstanding and unvested stock option grants and restricted stock unit awards. For unvested restricted stock unit awards, the aggregate market value is computed by multiplying (i) $8.33, by (ii) the number of unvested restricted stock unit awards outstanding as of March 31, 2021. For purposes of Vesting Acceleration, any unvested restricted stock unit awards that have not satisfied performance criteria are included in this total. In the event of vesting acceleration or other modifications of stock-based awards, we account for such modifications in accordance with ASC 718.
(2)Assumes continued coverage of employee benefits at the fiscal 2021 COBRA premium rate for health, dental, and vision coverage. For Mr. Lerner, the benefit coverage for an involuntary termination within 12 months after a Change of Control is calculated for 18 months per his agreement and 12 months for all other calculation purposes.
(3)Ms. MacPherson separated from the Company on April 8, 2021, and did not receive any severance benefits.

EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of March 31, 2021, relating to compensation plans under which we may issue shares of our Common Stock.

	Number of shares to be issued upon exercise of outstanding options and settlement of outstanding restricted stock units		Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by stockholders(1)	4,395,077	(2)	$—	6,229,116	(4)
Equity compensation plans not approved by stockholders	670,000	(3)	—	920,000

Total	5,065,077	(2)	$—	7,149,116	(4)

(1)This category consists of our 2012 Long-Term Incentive Plan and our Employee Stock Purchase Plan.
(2)Consists of (i) 2,289,737 shares issuable upon settlement of restricted stock units that are not subject to performance conditions, and (ii) 2,105,340 shares issuable upon settlement of performance-based restricted stock units, which represents the maximum payment under the performance-based restricted stock units.
(3) Consists of (i) 150,000 outstanding shares from the original 300,000 Inducement Plan granted to our Chief Revenue Officer on April 1, 2019, and (ii) 520,000 outstanding shares from the 2021 Inducement Plan.
(4) Consists of 5,152,551 shares of Common Stock that remain available for issuance under our 2012 plan and 1,076,565 shares that remain available for issuance under our ESPP.

REPORT OF THE LEADERSHIP AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
We, the Leadership and Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within this Proxy Statement with the management of the Company. Based on such review and discussion, we have recommended to the Board that the CD&A be included as part of this Proxy Statement.
Submitted by the Leadership and Compensation Committee of the Board of Directors:

MEMBERS OF THE LEADERSHIP AND COMPENSATION COMMITTEE

Raghavendra Rau, Chair Rebecca J. Jacoby Marc E. Rothman

(1)	This report of the Leadership and Compensation Committee of the Board shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee was established primarily to: (i) provide oversight of Quantum Corporation's ("Quantum") accounting and financial reporting processes and the audit of Quantum’s financial statements; and (ii) assist the Board in the oversight of: (a) the integrity of Quantum’s financial statements; (b) Quantum’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s performance, qualifications and independence; and (d) the performance of Quantum’s internal audit function.
The Audit Committee oversees Quantum’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Quantum’s internal control over financial reporting. Quantum’s independent auditors are responsible for expressing an opinion as to the conformity of Quantum’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Quantum’s internal control over financial reporting.
The Audit Committee, after appropriate review and discussion, determined that it had fulfilled its responsibilities under its charter during fiscal 2021. The Audit Committee has reviewed and discussed the Consolidated Financial Statements for fiscal 2021 with management and the Company’s independent registered public accounting firm; and management represented to the Audit Committee that Quantum’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles. This review included a discussion with management of the quality, not merely the acceptability, of Quantum’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Quantum’s Consolidated Financial Statements. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and the SEC. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent accountant’s independence. In reliance on these views and discussions, and the report of the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in Quantum’s Annual Report on Form 10-K for the year ended March 31, 2021, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
MEMBERS OF THE AUDIT COMMITTEE
Marc E. Rothman, Chair
Rebecca J. Jacoby
Raghavendra Rau

1	This report of the Audit Committee of the Board shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND AUDIT-RELATED FEES
Fees Paid to Independent Registered Public Accounting Firm
The following table provides details on the fees billed by Armanino LLP for fiscal 2021 and 2020, inclusive of out-of-pocket expenses.

	Fiscal 2021	Fiscal 2020
Audit fees	$1,180,000	$1,144,000
Audit-related fees	4,400	—
Tax fees	1,100	25,000
Other fees	—	—
Total	$1,185,500	$1,169,000
Fees Paid to Prior Independent Registered Public Accounting Firm
The following table provides details on the fees billed by the Company’s previous independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal 2021 and 2020, inclusive of out-of-pocket expenses.

	Fiscal 2021	Fiscal 2020
Audit fees	$—	$—
Audit-related fees	—	—
Tax fees	—	—
Other fees	—	342,000
Total	$—	$342,000

Audit Fees. Audit fees of Armanino LLP includes the aggregate fees incurred for the audits of Quantum’s annual consolidated financial statements and the review of the quarterly consolidated financial statements included in Quantum’s Quarterly Reports on form 10-Q.
Tax Fees. Tax fees paid to Armanino LLP are related to tax consulting.
Other Fees: Other fees paid to PricewaterhouseCoopers LLP relate to costs associated with the SEC investigation.
Pre-Approval Policies and Procedures
In accordance with Audit Committee policy and the requirements of law, all services to be provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. All of the services provided by the Company's independent registered public accounting firm in fiscal 2021 were pre-approved to the extent required. This is to avoid potential conflicts of interest that could arise if the Company received specified non-audit services from its auditing firm. Annually, the Audit Committee pre-approves appropriate audit, audit-related and tax services which are listed on a general approval schedule that the Company’s independent registered public accounting firm may perform for the Company. Where such services are expected to require more than ten hours of such firm’s billable senior partner or the equivalent time, the Company must notify the Audit Committee of the auditing firm’s performance of such services. For all services to be performed by the Company’s independent registered public accounting firm that are not specified in the general pre-approval schedule, the Company must obtain specific engagement approval from the Audit Committee for such services in advance. The Audit Committee receives all notifications and requests relating to the independent registered public accounting firm’s performance of services for the Company. The Audit Committee will review and make changes to the services listed under the general approval schedule on an annual basis and otherwise from time to time as necessary.

The Audit Committee believes that the provision of services by the Company’s independent registered public accounting firm described above is compatible with maintaining such firm’s independence from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the following table sets forth as of July 16, 2021, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s current directors and director nominees, (iii) each of the named executive officers for fiscal 2021, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for the beneficial owners listed below is 224 Airport Parkway, Suite 550, San Jose, CA 95110.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Class(2)
5% or Greater Stockholders:
B. Riley Financial, Inc. 21255 Burbank Blvd., Suite 400 Woodlands Hills, CA 91367	7,607,611	(3)	13.1%

Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA 92660	6,370,070	(4)	11.0%

Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	6,156,718	(5)	10.6%

The TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	3,262,290	(6)	5.6%

Directors and Named Executive Officers:
James J. Lerner, President and CEO & Chairman of the Board	1,170,692	(7)	2.0%
J. Michael Dodson, Chief Financial Officer	475,032	(7)	*
Elizabeth P. King, Chief Revenue Officer	193,864		*
Regan J. MacPherson, Former Chief Legal & Compliance Officer	16,714		*
Brian E. Cabrera, Senior Vice President, Chief Legal and Compliance Officer and Secretary	--		--
Lewis W. Moorehead, Chief Accounting Officer	113,061	(8)	*
John A. Fichthorn, Director	144,740	(9)(10)	*
Rebecca J. Jacoby, Director	39,266	(10)	*
Raghavendra Rau, Director	181,514	(10)	*
Marc E. Rothman, Director	116,977	(10)	*
Emily White, Director Nominee	--		--
All current directors and executive officers as a group (9 persons)	2,435,146	(11)	4.2%

(*)	Less than 1%.

(1)	Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)	Applicable percentage ownership is based on 57,892,157 shares of Common Stock outstanding as of July 16, 2021. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after July 16, 2021, and shares of Common Stock that are deliverable upon settlement of restricted stock units that vest within 60 days after July 16, 2021, are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days after July 16, 2021, are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Information is based on Schedule 13D/A (Amendment No. 3) filed with the SEC on April 28, 2021, by B. Riley Financial, Inc. and its affiliates. B. Riley Financial, Inc. (“BRF”) beneficially owns and has shared voting and dispositive power with respect to 7,607,611 shares. B. Riley Capital Management, Inc. (“BRCM”) beneficially owns and has shared voting and dispositive power with respect to 2,248,511 shares. BRC Partners Management GP, LLC (“BRPGP”) beneficially owns and has shared voting and dispositive power with respect to 2,248,511 shares. BRC Partners Opportunity Fund, L.P. (“BRPLP”) beneficially owns and has shared voting and dispositive power with respect to 2,248,511 shares. B. Riley Securities, Inc. (“BRS”) beneficially owns and has shared voting and dispositive power with respect to 5,359,100 shares. Bryant R. Riley beneficially owns and has sole voting and dispositive power with respect to 95,740 shares and shared voting and dispositive power with respect to 7,607,611 shares. BRPGP is a subsidiary of BRCM and the general partner of BRPLP. BRF is the parent company of BRCM. As a result, each of BRPGP, BRCM and BRF may be deemed to indirectly beneficially own the 2,248,511 shares owned directly by BRPLP. BRF is the parent company of BRS. As a result, BRF may be deemed to indirectly beneficially own the 5,359,100 shares owned directly by BRS. Bryant R. Riley may beneficially own 95,740 shares of Common Stock, of which (i) 10,199 shares are held as sole custodian for the benefit of Abigail Riley, (ii) 10,199 shares are held as sole custodian for the benefit of Charlie Riley, (iii) 10,198 shares are held as sole custodian for the benefit of Eloise Riley, (iv) 10,200 shares are held as sole custodian for the benefit of Susan Riley, and (v) 54,944 shares are held as sole trustee of the Robert Antin Children Irrevocable Trust. Bryant R. Riley may also beneficially own the 7,607,611 shares of Common Stock, held directly by BRF, BRPLP or BRS in the manner specified above. Bryant R. Riley disclaims beneficial ownership of the shares held by BRF, BRPLP and BRS, or the Robert Antin Children Irrevocable Trust in each case except to the extent of his pecuniary interest therein. The foregoing should not be construed as an admission by BRF and any of its affiliates as to beneficial ownership of any shares owned by BRF or any other affiliate of BRF, as applicable. Each of the BRF affiliates contained in this note disclaims beneficial ownership of the shares that are not directly owned by such entity, except to the extent of their pecuniary interest therein.

(4)
Information is based on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 16, 2021, by Pacific Investment Management Company LLC (“PIMCO”). The reported shares consist of warrants to purchase 6,370,070 shares of Common Stock which are currently exercisable. Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if PIMCO elects to utilize such cashless exercise mechanics. The reported shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. OC II FIE V LP, a private fund of which PIMCO is the investment adviser, holds these reported securities in its investment advisory account managed by PIMCO and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported securities.

(5)	Information is based on Schedule 13G filed with the SEC on April 8, 2021, by Neuberger Berman Group LLC and its affiliates. Neuberger Berman Group LLC beneficially owns and has shared voting power with respect to 4,933,370 shares and shared dispositive power with respect to 6,156,718 shares. Neuberger Berman Investment Advisers LLC beneficially owns and has shared voting power with respect to 4,933,370 shares and shared dispositive power with respect to 6,156,718 shares.

(6)	Information is based on Schedule 13G/A (Amendment No. 3) filed with the SEC on February 8, 2021, by The TCW Group, Inc., on behalf of the TCW Business Unit. The TCW Group, Inc. (“TCW”) reports beneficial ownership of these shares on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services, and is managed separately and operated independently. TCW disclaims beneficial ownership interest in the reported shares, except to the extent of its direct pecuniary interest therein. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect interest ownership interest in TCW that technically constitutes an indirect controlling interest. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated, including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the Quantum shares reported as beneficial owned by TCW. The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by TCW.

(7)	Includes 80,000 shares of Common Stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of July 16, 2021, subject to satisfaction of vesting requirements.

(8)	Includes 19,333 shares of Common Stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of July 16, 2021, subject to satisfaction of vesting requirements.

(9)	Includes 20,000 shares held by Lightcurve Capital LLC.

(10)	Includes 23,496 restricted stock units that are vested at July 16, 2021, or within sixty (60) days thereafter, subject to satisfaction of vesting requirements.

(11)	Excludes 16,714 shares of Common Stock owned by Ms. MacPherson, our Former Chief Legal & Compliance Officer, who is no longer an executive officer.

TRANSACTIONS WITH RELATED PERSONS
Certain Relationships and Related Transactions
We describe below transactions and series of similar transactions, since the beginning of fiscal 2021, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
 Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Employment Arrangements and Indemnification Agreements
We have entered into employment and consulting arrangements with certain of our current and former executive officers. These arrangements are described above in the section entitled Compensation Discussion & Analysis.
We have also entered into indemnification agreements with certain of our current and former directors and officers. The indemnification agreements and our restated certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Equity Award Grants to Executive Officers and Directors
We have granted RSUs and/or PSUs to our executive officers and our non-employee directors. These awards are described above in the sections entitled "Compensation Discussion & Analysis" and "Director Compensation".
Other Transactions
Other than as described above under this section titled “Related Party Transactions,” since April 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
The Audit Committee of our Board has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee may review and approve in advance any related party transactions.
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our Common Stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved will exceed $120,000, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
In addition, the Company’s Code of Business Conduct and Ethics – OnTraQ requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role unless disclosed to our Ethics Committee and approved in advance by the Ethics Committee or the Audit Committee, as applicable.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2020, with the exception of the following: a Form 4 for Ms. King required to be filed by March 15, 2021, was filed on March 17, 2021.

COMMUNICATING WITH THE COMPANY
We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. If you would like to receive information about the Company, without charge, you may use one of these convenient methods:
To reach Quantum Investor Relations, please call or send correspondence to:
Shelton Group
Leanne K. Sievers, President
949-224-3874
sheltonir@sheltongroup.com
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY. YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS OF SHARES OF COMMON STOCK.

OTHER MATTERS
The Company knows of no other matters to be submitted at the Annual Meeting. Any proposal that a stockholder intends to submit for consideration at the Annual Meeting must be received by the Secretary of the Company within the time frames specified in the Company’s Bylaws and must include the information specified in the Bylaws. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors,

Brian E. Cabrera
Senior Vice President, Chief Legal and Compliance Officer and Secretary

San Jose, California
July 28, 2021

EXHIBIT A

QUANTUM CORPORATION
2012 LONG-TERM INCENTIVE PLAN
(September 21, 2021 Amendment and Restatement)
1.Background and Purposes of the Plan. This amended and restated Plan is effective as of September 21, 2021, subject to approval by an affirmative vote of the holders of a majority of Shares that are present in person or by proxy and entitled to vote at the 2021 Annual Meeting of Stockholders of the Company.
The purposes of this Plan are:
•to attract and retain the best available Employees, Directors and Consultants for positions of substantial responsibility,
•to provide incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
a.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
b.“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
c.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
d.“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
e.“Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant not for consideration and for bona fide estate planning purposes to a trust or other entity approved by the Administrator and for the benefit of the Participant’s family.
f.“Board” means the Board of Directors of the Company.
g.“Change in Control” means the occurrence of any of the following events:
i.A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company at the time of the acquisition of the additional stock will not be considered a Change in Control; or
ii.A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
iii.A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
h.“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
i.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
j.“Common Stock” means the common stock of the Company.
k.“Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.
l.“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity in a capacity other than as an Employee or Director; provided, however, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S‑8 under the Securities Act of 1933, as amended.
m. “Director” means a member of the Board.
n.“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
o.“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
p.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
q.“Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced (for example, the downward “repricing” of an underwater stock option). The term Exchange Program excludes any action permitted under Section 13. The Administrator will determine the terms and conditions of any Exchange Program in its discretion, but only to the extent permitted by an amendment to the Plan that is approved by the Company’s stockholders.
r.“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
iii.In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
s.“Fiscal Year” means the fiscal year of the Company.
t.“Full Value Awards” means Awards of Restricted Stock, Restricted Stock Units, and Performance Shares.
u.“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
v.“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

w.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
x.“Option” means a stock option granted pursuant to the Plan.
y.“Outside Director” means a Director who is not an Employee or Consultant.
z.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
aa.“Participant” means the holder of an outstanding Award.
ab.“Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 10 of the Plan.
ac.Performance Period” means any Fiscal Year (or period of four (4) consecutive fiscal quarters) or such longer period as determined by the Administrator in its sole discretion during which the performance objectives must be met.
ad.“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.
ae.“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.
af.“Period of Restriction” means the period during which Restricted Stock Units, Performance Shares, Performance Units and/or the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
ag.“Plan” means this 2012 Long-Term Incentive Plan.
ah.“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
ai.“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
aj.“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
ak.“Section 16(b)” means Section 16(b) of the Exchange Act.
al.“Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
am.“Service Provider” means an Employee, Director or Consultant.
an.“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
ao.“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.
ap.“Subsidiary” means a “subsidiary corporation or company,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
a.Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall equal 15,693,750 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
b.Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to an Award of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares will become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations under an Option or Stock Appreciation Right will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares purchased in the open market with proceeds from option exercises will not be added to the Share reserve under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
c.Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
a.Procedure.
i.Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
ii.Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
iii.Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
iv.Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
b.Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
i.to determine the Fair Market Value;
ii.to select the Service Providers to whom Awards may be granted hereunder;
iii.to determine the number of Shares to be covered by each Award granted hereunder (subject to the provisions of the Plan);
iv.to approve forms of Award Agreements for use under the Plan;
v.to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction, limitation or requirement regarding any Award or the Shares covered thereby (for example, but not by way of limitation, any holding period or ownership requirement), based in each case on such factors as the Administrator (in its discretion) shall determine;
vi.to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not implement an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders to an amendment to the Plan that expressly permits the Exchange Program or Award Transfer Program);
vii.to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
viii.to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying or facilitating compliance with applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;
ix.to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
x.to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;
xi.to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

xii.to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
xiii.to determine whether Awards will be settled in Shares, cash or in any combination thereof;
xiv.to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
xv.to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and
xvi.to make all other determinations deemed necessary or advisable for administering the Plan.
c.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.
d.Fiscal Year Limit on Outside Director Awards. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with generally accepted accounting principles) which, in the aggregate, exceed $500,000, provided that such amount is increased to $750,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of applying the preceding limit.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
a.Limitations.
i.Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
ii.The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Service Provider, provided that, subject to Section 13, during any Fiscal Year, no Employee or Consultant may be granted Options and/or SARs covering more than a total of 1,000,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Options and/or SARs covering up to a total of an additional 1,000,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)
b.Term of Option. The term of each Incentive Stock Option or Nonstatutory Stock Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
c.Option Exercise Price and Consideration.
i.Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
1.In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
1.In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
2.Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
ii.Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
iii.Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
d.Exercise of Option.
i.Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
i.Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Award Agreement, this Plan or the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
ii.Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
iii.Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such designation has been permitted by the Administrator and provided a beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If a beneficiary designation has not been permitted by the Administrator or if no beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.Restricted Stock.
a.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)
b.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
c.Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
d.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
i.General Restrictions. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
e.Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
f.Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
g.Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

h.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
8.Restricted Stock Units.
a.Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares. (The grant limit for Outside Directors is in Section 4(d).) After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
b.Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.
i.General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
c.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
d.Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
e.Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.
9.Stock Appreciation Rights.
a.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
b.Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that, subject to the provisions of Section 13, during any Fiscal Year, no Employee or Consultant may be granted SARs and/or Options covering more than a total of 1,000,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted SARs and/or Options covering up to a total of an additional 1,000,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)
c.Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
d.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
e.Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) of the Plan relating to the maximum term and Section 6(d) of the Plan relating to exercise also will apply to Stock Appreciation Rights.
f.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i.The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
ii.The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
a.Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant (a) may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares, and (b) will receive Performance Units having an initial value greater than $10,000,000; provided, however, that in the Fiscal Year in which his or her service as an Employee or Consultant first commences, the Participant may be granted additional Performance Units having a value no greater than $10,000,000. (The grant limit for Outside Directors is in Section 4(d).)
b.Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
c.Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
i.General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
d.Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
e.Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof. No right to receive any ordinary cash dividends will exist with respect to any unvested Shares under the Performance Units/Shares. In the event of any extraordinary cash dividend payable with respect to Shares, the extraordinary cash dividends payable with respect to the unvested Shares under the Performance Units/Shares, if any (as determined in accordance with Section 13 and/or other applicable provisions of the Plan), will be subject to the same restrictions on vesting, transferability and forfeitability as the Shares subject to the Performance Shares/Units with respect to which the dividends are payable.
f.Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3 of the Plan, again will be available for grant under the Plan.
11.Leaves of Absence/Transfer Between Locations. If determined by the Administrator (in its discretion and on a case-by-case basis) or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the first day of any unpaid leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.
13.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
a.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a) of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Also, for the avoidance of doubt and notwithstanding any contrary provision of the Plan, adjustments to Awards and the grant of new Awards (including, but not limited to, substitute Awards) under this Section 13 will not count against the per person numerical Share or dollar limits under the Plan (including, but not limited to, the Sections referenced above).
b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
c.Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.
Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-transaction corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
d.Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
14.Tax.
a.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligations) required to be withheld with respect to such Award (or exercise thereof).
b.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the maximum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the maximum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
c.Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
15.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
16.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
17.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 18 of the Plan. Pursuant to the amendment and restatement of the Plan approved by the Administrator on September 30, 2019, subject to approval by the Company’s stockholders, the term of the Plan was extended until August 14, 2024.
18.Amendment and Termination of the Plan.
a.Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
b.Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
19.Compliance with Applicable Laws. The terms of the Plan are subject to Applicable Laws and shall be interpreted in such a manner as to comply with Applicable Laws.
20.Conditions Upon Issuance of Shares.
a.Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award and the Company may not permit the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.
b.Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Awards and/or Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the grant, exercise or vesting of Awards or the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to grant Awards, to allow exercise or vesting of Awards or to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

QUANTUM CORPORATION
224 AIRPORT PARKWAY, SUITE 550
SAN JOSE, CA 95110

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D58224-P59826

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANTUM CORPORATION

The Board of Directors Recommends a Vote "For" each of the Nominees named in Proposal 1.

1. Proposal to elect the following Board of Directors until the 2022 annual meeting of stockholders.

	For	Against	Abstain
1a. Rebecca J. Jacoby	☐	☐	☐
1b. James J. Lerner	☐	☐	☐
1c. Raghavendra Rau	☐	☐	☐
1d. Marc E. Rothman	☐	☐	☐
1e. Yue Zhou (Emily) White	☐	☐	☐

The Board of Directors Recommends a Vote "For" Proposals 2, 3 and 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.** If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy are authorized to vote in their discretion.

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "Against" or "Abstain." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement or to withhold authority to cumulate votes, mark the box to the right and write your instructions. If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee. You may not cumulate votes "Against" a nominee. ☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date